Filed Pursuant to Rule 424(b)(5)

Registration No. 333-126118

This prospectus supplement is subject to completion and amendment without notice. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The definitive terms of the transactions described herein will be described in the final prospectus supplement.

Subject to Completion dated October 31, 2005

Prospectus Supplement

(To Prospectus dated October 31, 2005)

$225,000,000 Automobile Receivables Backed Notes

UPFC Auto Receivables Trust 2005-B

Issuer

United Auto Credit Corporation

Servicer

UPFC Auto Receivables Corp.

Transferor

ACE Securities Corp.

Seller

The issuer will issue the following securities:

	Principal Amount	Interest Rate	Final Scheduled Distribution Date
Class A-1 Notes	$41,000,000%		November 15, 2006
Class A-2 Notes	$96,000,000%		October 15, 2008
Class A-3 Notes	$88,000,000%		August 15, 2011

Total	$225,000,000

The issuer will pay interest monthly on the 15th of the month, subject to the business day rule set forth in this prospectus supplement. The first interest payment will be made on December 15, 2005.

	Price to Public (1)	Underwriting Discounts	Proceeds to Seller (1) (2)
Per Class A-1 Notes	%	%	%
Per Class A-2 Notes	%	%	%
Per Class A-3 Notes	%	%	%

Total	$	$	$

(1)	Plus accrued interest, if any, from November, 2005.
(2)	Before deducting expenses, estimated to be $900,000.

You should carefully review the risk factors beginning on page S-12 of this prospectus supplement and page 3 of the accompanying prospectus.

The notes represent obligations of the issuer only and do not represent obligations of or an interest in the seller, the transferor, the servicer or any of their affiliates.

Neither the notes nor the receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the attached prospectus.

Each class of notes will be insured under an unconditional and irrevocable insurance policy issued by XL Capital Assurance Inc. to the extent described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities

Prospectus Supplement dated November, 2005.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or that has been incorporated by reference. We have not authorized any person to provide you with information that is different. The information in this prospectus supplement and the accompanying prospectus speaks only as of its date, and may not be accurate at any time after its date. This prospectus supplement and the accompanying prospectus is not an offer to sell the notes, and it is not soliciting an offer to buy the notes in any state where the offer or sale is not permitted.

We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

Important Notice about the Information Presented in this Prospectus Supplement and the Accompanying Prospectus

•	We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

•	This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

•	If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

•	We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

•	We are not offering the notes in any state where the offer of the notes is not permitted.

•	In this prospectus supplement, the term “we” refers to ACE Securities Corp.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. See “Available Information” in the accompanying prospectus for further information regarding the registration statement.

A number of items are incorporated by reference into this prospectus supplement. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for a description of incorporation by reference.

Summary

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Issuer

UPFC Auto Receivables Trust 2005-B, or the issuer, is a Delaware statutory trust. The issuer will issue the notes and be liable for their payment. The issuer’s principal asset will be a pool of automobile loans.

The Seller

ACE Securities Corp., or the seller, is a Delaware corporation. The seller will sell the automobile loans to the issuer.

The Transferor

UPFC Auto Receivables Corp., or the transferor, is a California corporation. The transferor will sell the automobile loans to the seller. The certificates will be initially retained by the transferor or an affiliate of the transferor.

The Servicer

United Auto Credit Corporation, or UACC, or the servicer, is a California corporation. UACC is a direct wholly-owned subsidiary of United Pan Am Financial Corp., or UPFC. UACC purchased the automobile loans from automobile dealers and will service the automobile loans on behalf of the issuer. UACC will sell the automobile loans to the transferor.

The Insurer

XL Capital Assurance Inc., or XLCA, is a New York stock insurance company. XLCA will issue a policy, which will guarantee the payment of timely interest and certain payments of principal due on the notes subject to the terms of the policy, as described in the section of this prospectus supplement titled “The Policy.”

The Indenture Trustee, Trust Collateral Agent and Backup Servicer

Deutsche Bank Trust Company Americas, a New York banking corporation, will be the indenture trustee, the trust collateral agent and the backup servicer.

Designated Backup Subservicer

CenterOne Financial Services LLC, or CenterOne, a Delaware limited liability company and wholly owned subsidiary of World Omni Financial Corp., a Florida corporation, will be the designated backup subservicer.

The Owner Trustee

Wells Fargo Delaware Trust Company, a Delaware limited purpose trust company, will be the owner trustee.

Statistical Calculation Date

•	October 3, 2005. This is the date that was used in preparing the statistical information used in this prospectus supplement.

Cutoff Date

•	October 31, 2005. The issuer will receive amounts collected on the automobile loans after this date.

Closing Date

•	On or about November , 2005.

Description of the Securities

The issuer will issue three classes of its asset backed notes. The notes are designated as the “Class A-1 Notes,” the “Class A-2 Notes” and “Class A-3 Notes”.

Each class of notes will have the initial note principal balances, interest rates and final scheduled distribution dates listed in the following table:

Class	Initial Note Principal Balance	Interest Rate	Final Scheduled Distribution Date
A-1		$41,000,000%	November 15, 2006
A-2		$96,000,000%	October 15, 2008
A-3		$88,000,000%	August 15, 2011

The notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000. The notes will not be listed on any securities exchange. You may hold your notes through DTC in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe. The notes will be secured solely by the pool of automobile loans and the other assets of the issuer which are described under the section of this summary entitled “The Trust Assets.”

The trust is also issuing asset backed certificates. The certificates are not being offered by this prospectus supplement. References in this prospectus supplement to the certificates are provided solely to give you a better understanding of the notes. Any payment in respect of the certificates will be subordinated to payments then due on the notes.

Distribution Dates

•	The distribution date will be the 15th day of each month, subject to the business day rule set forth below, commencing on December 15, 2005.

•	Insured distributions:

Subject to the terms of the insurance policy, XLCA will make payment to the indenture trustee for distribution to the noteholders of any unpaid interest and certain payments of principal due on each distribution date.

•	Business day rule:

If any scheduled date for a distribution is not a business day, then the distribution will be made on the next business day.

•	Record dates:

The record date for all distribution dates is the close of business on the business day immediately preceding that distribution date.

Interest

Interest on the notes of each class will accrue at the interest rate for that class for the applicable interest period. In the case of the first distribution date, interest begins to accrue on the closing date. Interest on the Class A-1 Notes will be calculated on an “actual/360” basis. Interest on the Class A-2 Notes and the Class A-3 Notes will be calculated on a “30/360” basis.

Principal

•	Principal of the notes will be payable on each distribution date in an amount equal to

(1)	100% of the principal amortization which occurred in the automobile loan pool during the prior calendar month, but not to exceed the amount necessary to build and maintain the required amount of overcollateralization, plus

(2)	the amount of interest collected on the automobile loans during the prior calendar month, after paying interest on the notes, paying other expenses, and depositing to the spread account the required amount, which will be used to pay principal on the notes on that distribution date, but only as necessary to build and maintain the required amount of overcollateralization.

•	The outstanding principal balance of the notes of any class, if not previously paid, will be payable on the final scheduled distribution date for that class.

•	The classes of notes are “sequential pay” classes which generally will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

•	first, the Class A-1 Notes will be paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize until they are paid off;

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize until they are paid off.

The Trust Assets

The issuer’s assets will principally include:

•	a pool of “sub-prime” automobile loans, which are secured by new and used automobiles, light duty trucks and vans;

•	collections on the automobile loans received after the Cutoff Date;

•	an assignment of the security interests in the vehicles securing the automobile loan pool;

•	the loan files;

•	an assignment of all rights to proceeds from claims on insurance policies covering the vehicles;

•	an assignment of all rights to proceeds from liquidating the automobile loans;

•	an assignment of UACC’s rights against dealers under agreements between the servicer and the dealers;

•	amounts held in the collection account, the spread account and the note distribution account;

•	all proceeds from the items described above; and

•	rights under the transaction documents.

The Automobile Loan Pool

The automobile loans consist of motor vehicle retail installment sale contracts originated by third-party dealers and then acquired by UACC. The automobile loans were made primarily to individuals with less than perfect credit due to various factors, including the manner in which those individuals have handled previous credit, the limited extent of their prior credit history or limited financial resources.

Statistical Information

•	The statistical information in this prospectus supplement is based on the automobile loans in the pool as of the statistical calculation date. The statistical distribution of the characteristics of the automobile loan pool as of the cutoff date will vary somewhat from the statistical distribution of those characteristics as of the statistical calculation date, although that variance will not be material.

•	As of the statistical calculation date, the automobile loans in the pool had:

•	an aggregate principal balance of $238,384,055.86;

•	a weighted average annual percentage rate of approximately 22.75%;

•	a weighted average original maturity of approximately 52.19 months;

•	a weighted average remaining maturity of approximately 48.26 months; and

•	an individual remaining term of not more than 60 months and not less than 1 month.

Distributions

On each distribution date, the indenture trustee will make the following distributions in the following order of priority:

(1)	to the servicer, the applicable servicing fee subject to a cap specified in the sale and servicing agreement;

(2)	to the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any applicable accrued and unpaid fees and out-of-pocket expenses, subject to certain caps specified in the sale and servicing agreement;

(3)	to the noteholders, the interest due on the notes;

(4)	to the noteholders, the noteholders’ first principal distributable amount, to be distributed as described under “Description of the Notes – Payments of Principal”;

(5)	to XLCA, the insurance premium, and so long as no insurer default has occurred and is continuing, any unpaid amounts owed to XLCA;

(6)	to the spread account, any amount required to increase the amount in the spread account to its initial level;

(7)	to the noteholders, the noteholders’ second principal distributable amount, to be distributed as described under “Description of the Notes – Payments of Principal”;

(8)	to XLCA, so long as an insurer default has occurred and is continuing, the amounts described in clause (5) above, excluding the insurance premium;

(9)	to the spread account, any amount required to increase the amount in the spread account to its required level;

(10)	to the servicer, the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any applicable accrued and unpaid fees and expenses not paid pursuant to clauses (1) and (2) and any additional fees of a successor servicer;

(11)	to the Class A-3 Notes, additional amounts to be distributed as described under “Description of the Notes—Optional Redemption”; and

(12)	to the spread account, or as otherwise specified in the transaction documents, any remaining funds.

See “Description of the Purchase Agreements and the Transaction Documents – Distributions – Distribution Date Calculations and Payments” for a more detailed description of the flow of funds.

Credit Enhancement

The credit enhancement provides some protection for the notes against losses and delays in payment. Losses on a receivable or other shortfalls of cash flow will be covered by payments on other receivables to the extent of any excess interest on the receivables, by withdrawals from the spread account, by payments on other receivables to the extent of any overcollateralization, and by payments made pursuant to the insurance policy, in each case to the extent such amounts are available.

Excess Interest

Because more interest is expected to be paid by the obligors with respect to the receivables than is necessary to pay the related servicing fees and expenses, trustee fees and expenses, insurer premium and interest on the notes each month, there is expected to be excess interest. Although no assurance can be given as to the amount of such excess interest, excess interest generated by the receivables will provide credit enhancement for the notes.

Spread Account

On the closing date, the issuer will make an initial cash deposit from the net proceeds of the sale of the notes into the spread account, in the amount of $4,972,375.69. On each subsequent distribution date, to the extent that the funds in the spread account are below the required level, the trust collateral agent will deposit additional amounts into the spread account from the automobile loan payments as described in this prospectus supplement under “Description of the Purchase Agreements and the Transaction Documents — “Distributions”. XLCA may in its sole discretion permit the spread account required level to reduce over time. In addition, the spread account required level may increase if certain performance triggers are breached. Amounts, if any, on deposit in the spread account on a distribution date will be available to fund shortfalls in certain payments due to the noteholders and to make required payments to XLCA.

Overcollateralization

Overcollateralization is the amount by which the outstanding principal balance of the receivables exceeds the outstanding principal amount of the notes. As of the cutoff date the automobile loans in the pool are expected to have an aggregate principal balance of approximately $248,618,785, which provides approximately 9.50% of initial overcollateralization. If the spread account is at its targeted balance, excess interest will be applied to the payment of principal on the notes to build and maintain a specified level of overcollateralization. XLCA may in its sole discretion permit the required overcollateralization level to reduce over time.

The Policy

On the closing date, XLCA will issue an insurance policy for the benefit of the noteholders. Under this policy, XLCA will unconditionally and irrevocably guarantee the payments of interest and certain payments of principal due on the notes during the term of the policy, subject to the terms of the policy, as described in the section of this prospectus supplement titled “The Policy.”

Subject to the terms of the policy, the policy guarantees:

•	monthly interest on the notes;

•	principal of each note on its final scheduled distribution date;

•	certain limited principal payments of the notes on any distribution date that the outstanding principal balance of the notes exceeds the aggregate receivables balance, in order to maintain parity; and

•	subject to certain conditions, any payments previously distributed to the noteholders that must be returned as preference payments to a trustee in bankruptcy.

Redemption

•	Optional redemption:

The Class A-3 Notes, if still outstanding, may be redeemed in whole, but not in part, on any distribution date on which the servicer exercises its “clean-up call” option to purchase the automobile loan pool. This can only occur after the pool balance declines to 10% or less of its original balance. The redemption price is equal to the unpaid principal amount of the Class A-3 Notes then outstanding plus accrued and unpaid interest plus any amounts remaining unpaid to XLCA under the insurance agreement and payment of any amounts due the servicer and the trustees. XLCA’s consent to the exercise of the clean-up call is required if the clean-up call would result in a claim on the insurance policy.

If the servicer does not exercise its rights with respect to the optional redemption on the first distribution date that the optional redemption is permitted, the Class A-3 Notes will be paid additional amounts on future distribution dates, equal to the product of (i) one twelfth, (ii) 0.50% and (iii) the outstanding principal balance on the Class A-3 Notes as of such distribution date, pursuant to clause (11) under “Description of the

Purchase Agreements and the Transaction Documents—Distributions—Distribution Date Calculations and Payments” herein. The policy issued by XLCA does not guarantee payment of any additional amounts that become due to the Class A-3 Notes pursuant to the immediately preceding sentence.

•	Mandatory redemption:

The notes may be accelerated and subject to immediate payment at par upon the occurrence of an event of default under the indenture. So long as XLCA is not in default, the power to declare an event of default will be held by XLCA. The policy issued by XLCA does not guarantee payment of any amounts that become due on an accelerated basis, unless XLCA elects, in its sole discretion, to pay those amounts.

Sale of Receivables

The servicer may direct the issuer to sell receivables that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the backup servicer, the transferor, the seller and the issuer. Delinquent receivables may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of receivables in the pool be sold by the issuer in this manner.

Federal Income Tax Consequences

For federal income tax purposes McKee Nelson LLP, special tax counsel to the issuer, is of the opinion that the notes will be characterized as indebtedness and the issuer will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the note as indebtedness.

We suggest that you and your tax advisors review the information under “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the attached prospectus.

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. Fiduciaries of such plans should consult with counsel regarding the applicability of the provisions of ERISA before purchasing a note.

Legal Investment

The Class A-1 Notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

Rating of the Notes

The notes must receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service in order to be issued:

Class	Rating
	S&P	Moody’s
A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3	AAA	Aaa

The ratings on the Class A-3 Notes do not address the likelihood of the payment of additional amounts to the Class A-3 Notes if the servicer does not exercise its rights with respect to the optional redemption as described under “Description of the Notes—Optional Redemption.”

You must not assume that the ratings will not be lowered, qualified, or withdrawn by the rating agencies. See “Ratings” in this prospectus supplement for more information regarding the ratings assigned to the notes.

Risk Factors

In addition to the risk factors discussed in the prospectus, you should consider the following additional factors in connection with the purchase of the notes:

We cannot predict the rate at which the notes will amortize.	Your notes may amortize more quickly than expected for a variety of reasons. First, obligors can prepay their automobile loans. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing automobile loans without UACC’s consent may also influence the rate of prepayments. In addition, under certain circumstances, the transferor and UACC are obligated to purchase automobile loans as a result of breaches of representations and/or covenants. In any of these cases, the automobile pool would amortize more quickly than expected and the notes would also amortize more quickly as a result.

Second, the notes contain an overcollateralization feature that could result in accelerated principal payments to noteholders, and that results in a faster amortization of the notes than of the automobile loan pool. If the required overcollateralization level is reduced, principal collections which would otherwise be paid through to the noteholders may be released to the certificateholder instead, resulting in a slower amortization of the notes than of the automobile loan pool.

Third, UACC, as servicer, has the right to direct the issuer to sell automobile loans that are more than 60 days delinquent to an unaffiliated third party at a certain minimum sale price as set forth in the sale and servicing agreement; provided, that such sale may not exceed 20% of the initial number of automobile loans in the pool.

Finally, when the automobile loan pool balance is 10% or less of the original automobile loan pool balance, the servicer has the right to purchase the automobile loans remaining in the automobile loan pool and redeem the Class A-3 Notes. If this right is exercised by the servicer, to the extent you hold any Class A-3 Notes, you may be paid principal on the Class A-3 Notes earlier than you expected. Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on the notes. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption

You should consider that in the case of notes purchased at a discount, a slower than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

You should also consider that in the case of notes purchased at a premium, a faster than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

Geographic concentrations of automobile loans may increase concentration risks.	Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the automobile loans. As of the statistical calculation date, obligors with respect to approximately 11.56%, 10.36%, 9.94% and 5.24% of the automobile loans based on the automobile loans’ remaining principal balance were located in California, Florida, Texas and Arizona, respectively. No other state accounted for more than 5% of the automobile loans.

The return on the notes could be reduced by shortfalls due to Hurricane Katrina and Hurricane Rita.	Hurricanes Katrina and Rita, which struck Louisiana, Alabama, Mississippi, Texas and Florida in August and September 2005, may have adversely affected receivables located in those states even though receivables with mailing addresses located in the states of Louisiana and Mississippi are not included in the pool. In addition, we are unable to predict the effect of the hurricanes on the economy or on the receivables in the affected regions. The effect of natural disasters, such as Hurricane Katrina and Hurricane Rita, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables, particularly if XLCA defaults on the policy, because any adverse impact as a result of this event may be borne by the noteholders.

The notes are asset-backed debt and the issuer has only limited assets.	The sole sources for repayment of the notes are payments on the automobile loans, other cash accounts held by the indenture trustee and payments made under the policy. Furthermore, if XLCA defaults in its obligations under the policy, the issuer will depend on current distributions on the automobile loan pool and amounts, if any, available in certain collateral accounts maintained for the benefit of XLCA to make payments on the notes.

Ratings on notes are dependent upon XLCA’s creditworthiness.	The ratings of the Class A-2 and Class A-3 notes will depend primarily on the creditworthiness of XLCA as the provider of the policy. There is a risk that if XLCA’s financial strength ratings are reduced, the rating agencies may reduce the notes’ ratings.

Events of default under the indenture may result in an acceleration.	So long as XLCA shall not have defaulted and so long as any default by XLCA is not continuing, following the occurrence of an event of default under the indenture, XLCA may, at its option, elect to cause the liquidation of the assets of the issuer, in whole or in part which will cause an early payment of all or any portion of the outstanding amount of the notes, plus any accrued interest on that portion of the notes that is paid. The policy issued by XLCA does not guarantee payment of any amounts that become due on an accelerated basis, unless XLCA elects, in its sole discretion, to pay those amounts. The policy issued by XLCA does not guarantee payment of any additional amounts that become due to the Class A-3 Notes if the servicer does not exercise its rights with respect to the optional redemption.

The notes are not suitable investments for all investors.	The notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk of an investment in the notes, the tax consequences of an investment in the notes, and the interaction of these factors.

The trust assets consist mainly of loans made to “sub-prime” borrowers.	The trust assets consist primarily of “sub-prime” automobile loans originated under lending programs of the servicer designed to serve consumers who have limited access to traditional automobile financing. There is a high degree of risk associated with sub-prime borrowers. The typical sub-prime borrower may have had previous financial difficulties or may not yet have sufficient credit history. Because the servicer serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing services, it charges interest at higher rates than those charged by many traditional financing sources. “Sub-prime” automobile loans such as those included in the assets of the trust therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies and credit losses than automobile loans originated by traditional automobile financing sources.

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act	The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to a borrower who enters active military service and to a borrower in reserve status who is called to active duty after the origination of his or her receivable. The response of the United States to the terrorist attacks on September 11, 2001 in New York City and Washington, D.C., including the military operation in Afghanistan and Iraq, has included the activation to active duty of persons in reserve military status, and may include further calls to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days. We do not know how many receivables have been or may be affected by the application of the Relief Act. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the related financed vehicle during the obligor’s period of active duty status and, in some cases, during an additional three-month period thereafter. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the issuer’s rights with respect to the receivable and the related financed vehicle in a timely fashion.

Your rights under the Indenture are limited unless an Insurer Default has occurred	Neither you nor the indenture trustee may declare an event of default under the indenture unless XLCA shall have defaulted with respect to certain of its obligations and such default is continuing. Prior to the occurrence of such a default by XLCA, an event of default will occur only upon delivery by XLCA to the indenture trustee of notice of certain defaults by the issuer, the servicer or the seller of their respective obligations to XLCA. Following the occurrence of an event of default under the indenture, the indenture trustee will continue to submit claims under the policy as necessary to enable the issuer to continue to make interest and principal payments on each distribution date and to pay the outstanding principal balance on any outstanding notes on their final scheduled distribution dates. Upon the occurrence of an event of default under the indenture, XLCA (unless XLCA shall have defaulted with respect to certain of its obligations and such default is continuing), will have the right to cause the liquidation of the assets of the issuer. Any such liquidation will result in prepayment, in whole or in part, of the notes. Decisions made by XLCA with respect to defaults may have a significant impact on the weighted average life of the notes.

Use of Proceeds

The issuer will use the net proceeds from issuing the notes to:

•	pay the seller, who will, in turn, pay the transferor the purchase price for the automobile loans; and

•	fund the spread account.

The Servicer

United Auto Credit Corporation, or UACC, is a specialty finance company engaged in sub-prime automobile finance since 1996. UACC is a direct wholly-owned subsidiary of United Pan Am Financial Corp., or UPFC, a Nasdaq National Market company. UACC is located at 3990 Westerly Place, Newport Beach, California, 92660. UACC provides financing to borrowers who typically have limited or impaired credit histories that restrict their ability to obtain loans through traditional sources.

Historically, UACC funded its operations by relying upon retail and wholesale bank deposits held by its former parent, Pan-American Bank, FSB, or the Bank. The Bank was wholly owned by UPFC. UPFC completed the liquidation of the Bank in February, 2005. As a result, UACC has completed the implementation of its shift of the funding of its business operations away from a reliance on the Bank and its assets and instead to warehouse and conduit financings and term securitization transactions such as the transaction described in this prospectus supplement.

United Auto Credit Corporation’s Automobile Finance Business

UACC’s business strategy includes controlled expansion through a national retail branch network and branches are generally located proximate to dealers and borrowers. The branch manager of each branch is responsible for underwriting and purchasing automobile loans and providing focused servicing and collections. The branch network is closely managed and supervised by UACC Regional Managers and Divisional Vice Presidents. UACC believes that its branch network operations enable branch managers to develop strong relationships with its primary customers, the automobile dealers. Through its branches, UACC provides a high level of service to the dealers by providing consistent credit decisions, typically same-day funding and frequent management contact. UACC believes that this branch network and management structure also enhances its risk management and collection functions.

Borrower Profile

UACC’s business is focused on transactions which primarily involve the financing of the purchase of a used automobile with an average age of four to six years and an average original contract term of 45 to 50 months. The target profile of a typical UACC borrower includes average time on the job of four to five years, average time at current residence of four to five years, an average ratio of total debt to total income of 33% to 35% and an average ratio of total monthly automobile payments to total monthly income of 12% to 15%.

Sales and Marketing

UACC markets its financing program to both independent and franchised dealers of used automobiles. UACC’s marketing approach emphasizes scheduled calling programs, marketing materials and consistent follow-up. UACC uses facsimile software programs to send marketing materials to established dealers and potential dealers on a twice-weekly basis in each branch market. UACC’s experienced local staff seeks to establish strong relationships with dealers in their vicinity.

UACC solicits business from dealers through its branch managers who meet with dealers and provide information about UACC’s programs, train dealer’s personnel in UACC’s program requirements and assist dealers in identifying consumers who qualify for UACC’s programs. In order to both promote asset growth and achieve required levels of credit quality, UACC compensates its branch managers on the basis of a salary with a bonus that recognizes the achievement of low delinquency ratios, low charge-off percentages, volume and return on average assets targets established for the branch, as well as satisfactory audit results. The bonus calculation significantly stresses automobile loan quality in relationship to automobile loan purchase volume. Before a UACC branch begins doing business with a dealer, a dealer profile and investigation worksheet is completed. UACC and the dealer then enter into an agreement that provides UACC with recourse to the dealer in cases of dealer fraud or a breach of the dealer’s representations and warranties. Branch management periodically monitors each dealer’s overall performance and inventory to ensure a satisfactory quality level, and Regional Managers regularly conduct audits of the overall branch performance as well as individual dealer performance.

Underwriting Standards and Purchase of Automobile Loans

Underwriting Standards and Purchase Criteria

Dealers submit credit applications directly to UACC’s branches. UACC uses credit bureau reports in conjunction with information on the credit application to make a final credit decision or a decision to request additional information. Only credit bureau reports that have been obtained directly by UACC from the credit bureaus are acceptable.

UACC’s credit policy places specific accountability for credit decisions directly within the branches. The branch manager or assistant branch manager reviews all credit applications. In general, no branch manager has credit approval authority for automobile loans greater than $15,000. Any automobile loan in an amount that exceeds a branch manager’s approval limit must be approved by one of UACC’s Regional Managers, or Divisional Vice Presidents, or by certain members of UACC’s senior management at its corporate offices.

Verification

Upon approving or conditioning any application, all required stipulations are presented to the dealer and must be satisfied before funding.

All dealers are required to provide UACC with written evidence of insurance in force on a vehicle being financed when submitting the automobile loan for purchase. Prior to funding an automobile loan, the branch must verify by telephone with the insurance agent the customer’s insurance coverage with UACC as loss payee. If UACC receives notice of insurance cancellation or non-renewal, the branch will notify the customer of his or her contractual obligation to maintain insurance coverage at all times on the vehicle. However, UACC will not “force place” insurance on an automobile loan if insurance lapses and, accordingly, UACC bears the risk of an uninsured loss in these circumstances.

Once the purchaser’s application has been approved and the required verifications accomplished and the automobile purchaser has entered into a contract with the dealer, UACC purchases the automobile loan from the dealer at a discount from face value.

Post-Funding Quality Reviews

UACC’s Regional Managers complete quality control reviews of newly originated automobile loans. These reviews focus on compliance with underwriting standards, the quality of the credit decision and the completeness of automobile loan documentation. Additionally, the Regional Managers complete branch audits every four months that focus on compliance with UACC’s policies and procedures and the overall quality of branch operations and credit decisions.

Internal Audit Process

Each branch is audited quarterly by the respective Regional Manager, with review by a Divisional Vice President and certain members of UACC’s senior management at its corporate offices. Additionally, selected branches were audited each year by PriceWaterhouseCoopers, LLP for review of compliance with established policies and procedures. Beginning in the year 2005, selected branches will be audited each year by McGladrey & Pullen, LLP for review of compliance with established policies and procedures.

Servicing and Collection

UACC actively services at the branch level all of the automobile loans it purchases, although all accounting activities with respect to automobile loans are centralized at UACC’s corporate office.

Billing Process

UACC sends each borrower a coupon book with each coupon stating the amount of the required monthly payment and the date as of which that payment is due to be received by UACC. All payments are directed to the post office box for the customer’s respective UACC branch. UACC also accepts payments delivered to the branch by a customer in person.

Collection Process

UACC’s collection policy calls for the following sequence of actions to be taken with regard to all problem automobile loans: call the borrower at one day past due; immediate follow-up on all broken promises to pay; branch management review of all automobile loans at ten days past due; and Regional Manager or Divisional Vice President review of all automobile loans at 45 days past due.

UACC will consider extensions or modifications in an effort to work out a collection problem. All extensions and modifications require the approval of branch management and are monitored by the Regional Manager and Divisional Vice President.

Repossessions

It is UACC’s policy to repossess the financed vehicle only when payments are substantially in default, the customer demonstrates an intention not to pay or the customer fails to comply with material provisions of the automobile loan. All repossessions require the prior approval of the branch manager. In certain cases, the customer is able to pay the balance due or bring the automobile loan current, thereby redeeming the vehicle.

When a vehicle is repossessed, following expiration of any time during which the borrower is permitted under applicable law to redeem the financed vehicle, the financed vehicle is sold at an automobile auction or through a private sale. Following that sale, the sale proceeds are subtracted from the net outstanding balance of the automobile loan with any remaining amount recorded as a loss. UACC generally pursues all customer deficiencies.

Allowance for Loan Losses

UACC’s charge-off policy with respect to delinquent automobile loans is dependent upon whether the financed vehicle has been repossessed. If the financed vehicle has been repossessed, the automobile loan is charged-off as of the last day of the month in which the financed vehicle has been sold and the proceeds of sale have been applied to the outstanding balance of the automobile loan. If the financed vehicle has not been repossessed, as would be the case if the financed vehicle cannot be located, the automobile loan is charged-off as of the last day of the month in which that automobile loan becomes 120 days past due. UACC believes that its charge-off policy is consistent with that customarily used in the automobile finance industry.

Delinquency and Loss Experience

The following tables set forth (i) the delinquency experience in regard to contracts originated and serviced by UACC as of December 31, 2002 through December 31, 2004 and at June 30, 2004 and June 30, 2005 and (ii) the loss experience for contracts originated and serviced by UACC for the years ended December 31, 2002 through December 31, 2004 and for the six-months periods ended June 30, 2004 and June 30, 2005. There is no assurance that the future delinquency and loss experience of the automobile loans to be included in the transaction described in this prospectus supplement and prospectus will be similar to that set forth below.

As noted above, the ultimate parent of UACC, UPFC, did cause a re-audit of its corrected and restated financial statements for the years ended December 31, 2002 and 2003 and a re-review of subsequent interim periods through June 30, 2004 to occur. The information presented in the following tables reflects the results of that re-audit and does not differ in any material respect from information previously disclosed regarding delinquencies and losses for the periods presented.

Delinquency Experience

(Dollar Amounts in Thousands)

	As of June 30,				As of December 31,
	2005		2004		2004		2003		2002
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Amount of Receivables Outstanding	$616,176	100.00%	$473,827	100.00%	$524,170	100.00%	$397,417	100.00%	$289,174	100.00%
Period of Delinquency
31-60 days	$2,288	0.37%	$2,033	0.43%	$2,522	0.48%	$2,000	0.50%	$1,317	0.45%
61-90 days	577	0.09%	675	0.14%	856	0.16%	670	0.17%	581	0.20%
91 days or more	358	0.06%	331	0.07%	416	0.08%	387	0.10%	251	0.09%

Total Delinquencies	$3,223	0.52%	$3,039	0.64%	$3,794	0.72%	$3,057	0.77%	$2,149	0.74%

Repossessed Assets	$3,222	0.52%	$2,492	0.53%	$3,376	0.64%	$2,580	0.65%	$2,585	0.89%

Total Delinquencies and Repossessed Assets	$6,445	1.05%	$5,531	1.17%	$7,170	1.36%	$5,637	1.42%	$4,734	1.63%

Net Charge-off Experience

(Dollar Amounts in Thousands)

	As of the Six Months Ended June 30,		As of the Year Ended December 31,
	2005	2004	2004	2003	2002
Principal Amount of Receivables Outstanding	$616,176	$473,827	$524,170	$397,417	$289,174
Number of Receivables Outstanding	86,314	68,006	74,807	57,916	42,572
Average Month End Principal Amount of Receivables Outstanding(1)	$569,076	$435,828	$467,665	$349,292	$250,569
Net Charge-Offs	$11,777	$11,085	$24,907	$20,855	$15,968
Net Charge-Offs as a Percentage of Period End Principal Amount Outstanding(2)	3.85%	4.72%	4.75%	5.24%	5.52%
Net Charge-Offs as a Percentage of Average Month End Principal Amount Outstanding(1)(2)	4.17%	5.13%	5.33%	5.97%	6.37%

(1)	Average balances are calculated using a monthly average.
(2)	Annualized for the periods ending June 30, 2004 and June 30, 2005.

The Transferor

UPFC Auto Receivables Corp. (“UARC”), or the transferor, is a wholly owned, limited-purpose subsidiary of UACC, and was incorporated under the laws of the State of California on July 13, 2004. The principal office address of the transferor is 3990 Westerly Place, Newport Beach, California 92660.

The transferor was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from UACC in connection with its activities as a limited-purpose subsidiary of UACC. The transferor has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) originating one or more trusts owning or holding a security interest in installment sales contracts and installment loans secured by vehicles.

The transferor’s articles of incorporation limit the activities of UARC to the above purposes and to any activities incidental to and necessary for such purposes.

The Issuer

The issuer is a Delaware statutory trust formed under a trust agreement to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

•	acquiring, holding and managing the automobile loans and its other assets and proceeds from its assets;

•	to sell automobile loans from time to time, as directed by the servicer, in accordance with the provisions of the sale and servicing agreement;

•	issuing the notes and the certificate which represents the residual interest in the issuer;

•	making payments on the notes; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these other activities.

The issuer will use the proceeds from the sale of the notes to purchase the automobile loans from the seller and to fund the deposit in the spread account maintained for the benefit of the noteholders and XLCA.

The trust collateral agent, acting on behalf of the noteholders and XLCA, will have a first priority perfected security interest in the automobile loans by reason of the filing of a UCC-1 financing statement by the issuer in the State of Delaware which will give notice of the security interest in favor of the trust collateral agent.

The issuer’s principal offices are in Wilmington, Delaware, in care of the owner trustee at the address listed below.

The Owner Trustee

Wells Fargo Delaware Trust Company is the owner trustee. It is a Delaware limited purpose trust company. Its principal offices are located at 919 Market Street, Suite 700, Wilmington, Delaware 19801.

The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee’s liability in connection with the issuance of the certificate and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement and the sale and servicing agreement.

The Indenture Trustee, Trust Collateral Agent and Backup Servicer

Deutsche Bank Trust Company Americas, a trust company organized under the laws of the State of New York, is the indenture trustee, the trust collateral agent and the backup servicer. Its address is 60 Wall Street, 26th Floor, New York, New York 10005.

In its capacity as backup servicer, Deutsche Bank Trust Company Americas will cause the designated backup subservicer to perform certain backup servicing functions under the sale and servicing agreement including confirming certain information on the monthly servicer’s certificate. The backup servicer will cause the designated backup subservicer to certify to XLCA, the indenture trustee and the backup servicer that it has verified the monthly servicer’s certificate in accordance with the sale and servicing agreement and shall notify the servicer and XLCA of any discrepancies.

The Designated Backup Subservicer

CenterOne Financial Services, a division of World Omni Financial Corp., is the designated backup subservicer. CenterOne provides third-party servicing for motor vehicle sales finance and lease contracts, and concentrates on five key areas: Originations, Retail/Lease Servicing, Collections, Pro-active Remarketing and Vehicle Remarketing. For dealer loans, through an affiliation with DataScan Technologies, LLC, CenterOne offers system processing as well as audit, administrative, credit monitoring and information services.

The backup servicer shall cause the designated backup subservicer to load the monthly collateral tape into its computer system and to certify to the trust collateral agent that (i) it can access and read the data and (ii) the summary totals for each category of information provided in such computer tapes conforms with the summary totals for such categories of information as reflected in the books and records of the trust collateral agent.

In the event that the backup servicer shall be appointed as the successor servicer or CenterOne shall be appointed the successor servicer or as the subservicer of the servicer, certain provisions of the sale and servicing agreement shall be modified, as outlined in the sale and servicing agreement, on behalf of CenterOne and such modifications shall apply to both CenterOne and the backup servicer. Such modifications include, but are not limited to, the following: (1) if the minimum average number of accounts is decreased, the basic servicing fee and supplement servicing fee will be adjusted by mutual agreement of CenterOne and the insurer or trust collateral agent, as applicable; (2) CenterOne shall not be required to enforce any dealer agreements; and (3) with respect to servicer termination events, (i) the failure of CenterOne to observe or perform any covenants or agreements under the sale and servicing agreement will only be a servicer event of termination if such failure materially and adversely affects the rights of the noteholders or of the insurer and (ii) servicer termination events under the insurance agreement shall not apply to CenterOne.

The Trust Property

The trust property will include, among other things, the following:

•	a pool of “sub-prime” automobile loans secured by new and used automobiles, light duty trucks and vans;

•	collections received in respect of the automobile loans, after October 31, 2005;

•	an assignment of the security interests in the financed vehicles granted by obligors;

•	an assignment of the rights of UACC against dealers under agreements between the servicer and dealers;

•	amounts that may be held in the collection account, the spread account and the note distribution account;

•	an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	an assignment of all rights to proceeds of liquidated automobile loans;

•	the automobile loan files;

•	other rights under the transaction documents; and

•	all proceeds from the items described above.

The trust property also will include an assignment of the seller’s rights against the transferor and UACC for breaches of representations and warranties under the purchase agreements.

The noteholders will also have the benefit of the policy.

The automobile loans will be sold by UACC to the transferor under a purchase agreement on or prior to the date of issuance of the notes, and then sold by the transferor to the seller under a purchase agreement on or prior to the date of issuance of the notes and will then be sold by the seller to the issuer under the sale and servicing agreement on the date of issuance of the notes.

The automobile loans were originated by dealers, in accordance with UACC’s credit policies, for assignment to UACC. The automobile loans originated by dealers have been assigned to UACC and evidence the indirect financing made to the obligor. UACC’s agreements with the dealers who originate the automobile loans may provide for repurchase by or recourse against the dealer if there is a breach of a representation or warranty under the relevant agreement.

Under the indenture, the issuer will grant a security interest in the trust property to the trust collateral agent for the indenture trustee’s benefit on the noteholders’ behalf and for the benefit of XLCA in support of the obligations owed to XLCA. Any proceeds of the trust property will be distributed according to the indenture.

The Automobile Loans

General

UACC purchased or will purchase the automobile loans from manufacturer-franchised and independent dealers. The automobile loans were made to obligors with less than perfect credit due to factors including:

•	the manner in which they have handled previous credit;

•	the limited extent of their prior credit history; and/or

•	their limited financial resources.

Pool Composition

The automobile loans were selected from the originator’s portfolio by applying several criteria, including, as of the statistical calculation date, the following:

•	each automobile loan was originated in the United States of America to an obligor who has a billing address in the United States of America;

•	each automobile loan provides for level monthly payments which fully amortize the amount financed, except for the last payment, which may be slightly different from the level payment;

•	no automobile loan is secured by a financed vehicle that has been repossessed without reinstatement;

•	each automobile loan had a remaining maturity of not more than 60 months;

•	each automobile loan had an original maturity of not more than 60 months, but not less than 12 months;

•	each automobile loan had a remaining principal balance of at least $500 and not more than $30,000;

•	each automobile loan has an annual percentage rate of at least 17.00% and not more than 30.00%;

•	no automobile loan was more than 30 days contractually past due;

•	each automobile loan is attributable to the purchase of a new or used automobile, light duty truck or van;

•	each automobile loan was originated to an obligor who is not the subject of a current bankruptcy proceeding post origination of the loan;

•	each automobile loan will have a first priority perfected security interest in the financed vehicle in favor of the originator; and

•	each automobile loan shall comply with the requirements of all applicable laws at the time of origination.

A payment on a retail installment sales contract is contractually past due if less than 95% of the current payment due is not received by the applicable due date. All payments by obligors are first applied to cover any delinquent payments and then to the current payment due.

Substantially all of the contracts are obligations of sub-prime credit quality obligors.

No selection procedures believed by the servicer to be materially adverse to the noteholders or XLCA were used in selecting the automobile loans.

The statistical information presented in this prospectus supplement, including the summary statistical information set forth below, is based on the automobile loans as of the statistical calculation date. Prior to the closing date, certain automobile loans may be removed from the pool of automobile loans and additional automobile loans substituted therefor. Regularly scheduled payments and prepayments of the automobile loans (which are prepayable at any time) between the statistical calculation date and the cutoff date will affect the balances and percentages set forth below. As a result of the potential variation in the pool of automobile loans to be transferred to the issuer on the closing date and the amortization of the automobile loans between the statistical calculation date and the cutoff date, the characteristics of the automobile loans as of the cutoff date may vary from the information in this prospectus supplement. A Current Report on Form 8-K containing a detailed description of the automobile loans (the “Detailed Description”) will be filed with the Securities and Exchange Commission within 10 days after the closing date. The Detailed Description will specify the information set forth below as of the cutoff date.

While the statistical distribution of the final characteristics of the automobile loans transferred to the trust on the closing date will vary from the statistical information presented in this prospectus supplement, the servicer does not believe that the characteristics of the automobile loans on the closing date will vary materially from those described herein. Certain of the percentages in the statistical information set forth in the tables below may not add to 100% due to rounding.

Composition of the Automobile Loans as of the Statistical Calculation Date

Aggregate Principal Balance	$238,384,055.86
Number of Automobile Loans	26,470
Average Principal Balance	$9,005.82
Range of Principal Balances	($569.93 to $29,020.94)
Weighted Average APR	22.75%
Range of APRs	(17.01% to 30.00%)
Weighted Average Remaining Term	48.26 months
Range of Remaining Terms	(1 month to 60 months)
Weighted Average Original Term	52.19 months
Range of Original Terms	(12 months to 60 months)
Percentage of Used Automobile Loans	99.68%
Percentage of New Automobile Loans	0.32%
Percentage of Simple Interest Loans	98.76%
Percentage of Precomputed Loans	1.24%

Distribution of the Automobile Loans by APR as of the Statistical Calculation Date

APR Range	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
17.001% - 18.000%	$8,161,174.20	3.42%	690	2.61%
18.001% - 19.000%	2,455,202.50	1.03%	217	0.82%
19.001% - 20.000%	1,873,995.32	0.79%	178	0.67%
20.001% - 21.000%	70,490,187.66	29.57%	7,548	28.52%
21.001% - 22.000%	8,222,967.35	3.45%	969	3.66%
22.001% - 23.000%	22,894.20	0.01%	3	0.01%
23.001% - 24.000%	146,326,507.13	61.38%	16,756	63.30%
24.001% - 25.000%	601,574.83	0.25%	75	0.28%
25.001% - 26.000%	23,079.39	0.01%	3	0.01%
26.001% - 27.000%	18,032.00	0.01%	3	0.01%
27.001% - 28.000%	0.00	0.00%	0	0.00%
28.001% - 29.000%	45,200.43	0.02%	6	0.02%
29.001% - 30.000%	143,240.85	0.06%	22	0.08%

Total:	$238,384,055.86	100.00%	26,470	100.00%

Distribution of the Automobile Loans by Geographic Location

of the Obligor as of the Statistical Calculation Date

Geographic Location	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
California	$27,563,900.63	11.56%	3,149	11.90%
Florida	24,701,245.62	10.36%	2,761	10.43%
Texas	23,698,128.83	9.94%	2,396	9.05%
Arizona	12,485,889.89	5.24%	1,388	5.24%
Illinois	11,048,503.19	4.63%	1,273	4.81%
New York	10,204,425.05	4.28%	1,214	4.59%
Ohio	10,074,825.00	4.23%	1,219	4.61%
Missouri	9,999,698.96	4.19%	1,083	4.09%
North Carolina	9,776,250.10	4.10%	1,038	3.92%
Georgia	9,775,183.28	4.10%	1,003	3.79%
Alabama	8,504,453.51	3.57%	932	3.52%
Indiana	7,324,359.01	3.07%	748	2.83%
Massachusetts	7,299,342.56	3.06%	818	3.09%
Tennessee	7,226,074.55	3.03%	814	3.08%
Maryland	6,748,799.95	2.83%	775	2.93%
Virginia	6,652,393.28	2.79%	724	2.74%
Colorado	5,746,827.57	2.41%	621	2.35%
Washington	5,397,967.64	2.26%	625	2.36%
Pennsylvania	4,862,460.24	2.04%	575	2.17%
Oregon	3,840,848.38	1.61%	447	1.69%
Kentucky	3,327,897.97	1.40%	407	1.54%
New Jersey	3,143,118.67	1.32%	356	1.34%
Oklahoma	2,830,584.97	1.19%	277	1.05%
Michigan	2,822,579.21	1.18%	317	1.20%
Nevada	2,670,075.33	1.12%	291	1.10%
Utah	2,585,320.77	1.08%	294	1.11%
Kansas	2,250,915.58	0.94%	247	0.93%
New Hampshire	1,951,954.96	0.82%	239	0.90%
Minnesota	1,594,592.30	0.67%	189	0.71%
Other(1)	2,275,438.86	0.95%	250	0.94%

Total:	$238,384,055.86	100.00%	26,470	100.00%

(1)	Geographic locations with aggregate principal balances less than $1,000,000.

Distribution of the Automobile Loans by Current Principal Balance

as of the Statistical Calculation Date

Current Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$0.01 - $1,000.00	$10,023.74	0.00%	14	0.05%
$1,000.01 - $2,000.00	57,646.72	0.02%	40	0.15%
$2,000.01 - $3,000.00	353,510.08	0.15%	134	0.51%
$3,000.01 - $4,000.00	1,571,940.88	0.66%	439	1.66%
$4,000.01 - $5,000.00	4,352,581.83	1.83%	956	3.61%
$5,000.01 - $6,000.00	9,655,619.96	4.05%	1,742	6.58%
$6,000.01 - $7,000.00	15,996,696.30	6.71%	2,450	9.26%
$7,000.01 - $8,000.00	26,198,285.33	10.99%	3,480	13.15%
$8,000.01 - $9,000.00	38,309,428.19	16.07%	4,501	17.00%
$9,000.01 - $10,000.00	41,588,094.62	17.45%	4,385	16.57%
$10,000.01 - $11,000.00	33,852,276.74	14.20%	3,235	12.22%
$11,000.01 - $12,000.00	22,152,464.90	9.29%	1,933	7.30%
$12,000.01 - $13,000.00	14,638,289.06	6.14%	1,175	4.44%
$13,000.01 - $14,000.00	10,547,463.28	4.42%	784	2.96%
$14,000.01 - $15,000.00	7,174,487.45	3.01%	496	1.87%
$15,000.01 and over	11,925,246.78	5.00%	706	2.67%

Total:	$238,384,055.86	100.00%	26,470	100.00%

Distribution of the Automobile Loans by Original Principal Balance as of the Statistical Calculation Date
Original Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$1,000.01 - $2,000.00	$4,261.57	0.00%	3	0.01%
$2,000.01 - $3,000.00	110,983.04	0.05%	47	0.18%
$3,000.01 - $4,000.00	893,213.08	0.37%	274	1.04%
$4,000.01 - $5,000.00	2,907,572.04	1.22%	695	2.63%
$5,000.01 - $6,000.00	7,191,926.81	3.02%	1,389	5.25%
$6,000.01 - $7,000.00	13,242,291.58	5.56%	2,158	8.15%
$7,000.01 - $8,000.00	22,305,555.49	9.36%	3,126	11.81%
$8,000.01 - $9,000.00	35,567,049.81	14.92%	4,358	16.46%
$9,000.01 - $10,000.00	42,529,196.23	17.84%	4,649	17.56%
$10,000.01 - $11,000.00	36,321,068.68	15.24%	3,605	13.62%
$11,000.01 - $12,000.00	25,159,125.74	10.55%	2,285	8.63%
$12,000.01 - $13,000.00	17,295,705.56	7.26%	1,444	5.46%
$13,000.01 - $14,000.00	11,667,440.98	4.89%	906	3.42%
$14,000.01 - $15,000.00	8,078,420.16	3.39%	586	2.21%
$15,000.01 and over	15,110,245.09	6.34%	945	3.57%

Total:	$238,384,055.86	100.00%	26,470	100.00%

Distribution of the Automobile Loans by Remaining Term

as of the Statistical Calculation Date

Remaining Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
1 - 12 months	$228,231.64	0.10%	60	0.23%
13 - 24 months	3,803,866.64	1.60%	886	3.35%
25 - 36 months	25,626,985.36	10.75%	4,154	15.69%
37 - 48 months	77,819,860.00	32.64%	9,288	35.09%
49 - 60 months	130,905,112.22	54.91%	12,082	45.64%

Total:	$238,384,055.86	100.00%	26,470	100.00%

Distribution of the Automobile Loans by Original Term as of the Statistical Calculation Date

Original Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
1 - 12 months	$8,733.72	0.00%	4	0.02%
13 - 24 months	2,093,206.14	0.88%	544	2.06%
25 - 36 months	21,137,142.02	8.87%	3,619	13.67%
37 - 48 months	73,746,608.68	30.94%	9,086	34.33%
49 - 60 months	141,398,365.30	59.32%	13,217	49.93%

Total:	$238,384,055.86	100.00%	26,470	100.00%

Distribution of the Automobile Loans by Model Year as of the Statistical Calculation Date
Model Year	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
2006	$68,548.36	0.03%	5	0.02%
2005	4,246,481.15	1.78%	307	1.16%
2004	11,889,641.48	4.99%	1,047	3.96%
2003	17,956,810.68	7.53%	1,733	6.55%
2002	33,210,709.60	13.93%	3,288	12.42%
2001	39,149,788.50	16.42%	4,126	15.59%
2000	43,630,804.14	18.30%	4,784	18.07%
1999	38,266,131.29	16.05%	4,368	16.50%
1998	23,259,432.87	9.76%	2,917	11.02%
1997	13,756,471.73	5.77%	1,835	6.93%
1996	5,936,409.00	2.49%	884	3.34%
1995 and prior	7,012,827.06	2.94%	1,176	4.44%

Total:	$238,384,055.86	100.00%	26,470	100.00%

The obligor under each of the automobile loans is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor’s total payment amount equals the amount financed plus interest charges for the automobile loan’s entire term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the amount of the automobile loan as of its origination date.

Under a simple interest automobile loan, the amount of an obligor’s fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the loan multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining Principal Balance after the preceding loan payment. The remainder of the obligor’s payment amount is allocated to reduce the principal amount financed.

The issuer will account for all automobile loans, whether interest charges on them are accrued under the simple interest method or the precomputed interest method, in accordance with the method applicable to such automobile loan. If an automobile loan’s interest is computed using the precomputed interest method and that automobile loan is prepaid in full by the obligor, the amount of the payment that is greater than the sum of outstanding Principal Balance of the automobile loan plus accrued interest on that automobile loan will not be deposited into the collection account but instead will be paid to the servicer as a supplemental servicing fee.

Yield and Prepayment Considerations

Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under “Weighted Average Life of the Securities” in the prospectus.

As the rate of payment of principal of each class of notes depends on the rate of payment, including prepayments, of the principal balance of the automobile loans, final payment of any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid.

See “Risk Factors – We cannot predict the rate at which the notes will amortize” in this prospectus supplement, and “Risk Factors – Timing and Rate of Payments May Result in Lower Yield” in the prospectus for a discussion of maturity and prepayment considerations.

Prepayments can be made on any of the automobile loans at any time. If prepayments are received on the automobile loans, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the automobile loans may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan.

The rate of prepayments on the automobile loans may be influenced by a variety of economic, social, and other factors. UACC believes that the weighted average life of the automobile loans will be substantially shorter than their scheduled weighted average life. This opinion is based primarily on UACC’s assessment of what the actual rate of prepayments will be. Any risk resulting from faster or slower prepayments of the automobile loans will be borne solely by the noteholders.

The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loans. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

Prepayments on automobile loans can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loans in a pool of loans. ABS also assumes that all of the automobile loans in a pool are the same size, that all of those automobile loans amortize at the same rate, and that for every month that any individual automobile loan is outstanding, payments on that particular automobile loan will either be made as scheduled or the automobile loan will be prepaid in full. For example, in a pool of receivables originally containing 10,000 automobile loans, if a 1% ABS were used, that would mean that 100 automobile loans would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of automobile loans or a prediction of the anticipated rate of prepayment on either the pool of automobile loans involved in this transaction or on any pool of automobile loans. You should not assume that the actual rate of prepayments on the automobile loans will be in any way related to the percentage of prepayments that we assume for ABS.

The tables below which are captioned “Percentage of Initial Note Principal Balance at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

•	the trust property includes five pools of automobile loans with the characteristics set forth in the following table;

•	all prepayments on the automobile loans each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled monthly payment on the automobile loans is made on the last day of each month and each month has 30 days;

•	the initial principal amounts of each class of notes are equal to the initial principal amounts set forth on the cover of this prospectus supplement;

•	interest accrues on the notes at the following assumed coupon rates: Class A-1 Notes, 4.25563%; Class A-2 Notes, 4.74%; and Class A-3 Notes, 4.90%;

•	payments on the notes are made on the 15th day of each month, beginning on December 15, 2005;

•	the notes are purchased on November 3, 2005;

•	the scheduled monthly payment for each automobile loan was calculated on the basis of the characteristics described in the following table and in such a way that each automobile loan would amortize in a manner that will be sufficient to repay the principal balance of that automobile loan by its indicated remaining term to maturity;

•	the cutoff date is the close of business on October 31, 2005;

•	each automobile loan is treated as a simple interest loan;

•	the servicer exercises its “clean-up call” option to purchase the automobile loans at the earliest opportunity, except as otherwise noted; and

•	accelerated principal will be paid on each class of the notes on each distribution date as necessary to build and maintain the required overcollateralization.

Pool	Aggregate Principal Balance	Gross APR	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$24,236,823.51	23.106%	33	30
2	22,989,641.49	22.961%	42	38
3	53,923,187.88	22.871%	48	44
4	39,319,048.43	22.782%	54	50
5	108,150,083.21	22.544%	60	56

Total	$248,618,784.52

The following tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed.

The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the automobile loans will differ from the assumptions used to construct the tables. For example, it is very unlikely that the automobile loans will prepay at a constant level of ABS until maturity or that all of the automobile loans will prepay at the same level of ABS. Moreover, the automobile loans have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loans are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the weighted average life of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date,

•	adding the results, and

•	dividing the sum by the related initial principal amount of the note.

PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-1 Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%
December 2005	81.41	78.24	73.57	67.89
January 2006	62.49	56.27	47.13	36.00
February 2006	43.60	34.47	21.04	4.70
March 2006	24.75	12.83	0.00	0.00
April 2006	5.94	0.00	0.00	0.00
May 2006	0.00	0.00	0.00	0.00
June 2006	0.00	0.00	0.00	0.00
July 2006	0.00	0.00	0.00	0.00
August 2006	0.00	0.00	0.00	0.00
September 2006	0.00	0.00	0.00	0.00
October 2006	0.00	0.00	0.00	0.00
November 2006	0.00	0.00	0.00	0.00
December 2006	0.00	0.00	0.00	0.00
January 2007	0.00	0.00	0.00	0.00
February 2007	0.00	0.00	0.00	0.00
March 2007	0.00	0.00	0.00	0.00
April 2007	0.00	0.00	0.00	0.00
May 2007	0.00	0.00	0.00	0.00
June 2007	0.00	0.00	0.00	0.00
July 2007	0.00	0.00	0.00	0.00
August 2007	0.00	0.00	0.00	0.00
September 2007	0.00	0.00	0.00	0.00
October 2007	0.00	0.00	0.00	0.00
November 2007	0.00	0.00	0.00	0.00
December 2007	0.00	0.00	0.00	0.00
January 2008	0.00	0.00	0.00	0.00
February 2008	0.00	0.00	0.00	0.00
March 2008	0.00	0.00	0.00	0.00
April 2008	0.00	0.00	0.00	0.00
May 2008	0.00	0.00	0.00	0.00
June 2008	0.00	0.00	0.00	0.00
July 2008	0.00	0.00	0.00	0.00
August 2008	0.00	0.00	0.00	0.00
September 2008	0.00	0.00	0.00	0.00
October 2008	0.00	0.00	0.00	0.00
November 2008	0.00	0.00	0.00	0.00
December 2008	0.00	0.00	0.00	0.00
January 2009	0.00	0.00	0.00	0.00
February 2009	0.00	0.00	0.00	0.00
March 2009	0.00	0.00	0.00	0.00
April 2009	0.00	0.00	0.00	0.00
May 2009	0.00	0.00	0.00	0.00

Weighted Average Life (years) to Optional Redemption	0.28	0.25	0.22	0.19
Weighted Average Life (years) to Maturity	0.28	0.25	0.22	0.19

PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-2 Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%
December 2005	100.00	100.00	100.00	100.00
January 2006	100.00	100.00	100.00	100.00
February 2006	100.00	100.00	100.00	100.00
March 2006	100.00	100.00	98.00	88.90
April 2006	100.00	96.49	88.74	79.32
May 2006	97.63	91.41	82.27	71.14
June 2006	93.48	86.35	75.86	63.09
July 2006	89.30	81.29	69.51	55.17
August 2006	85.10	76.25	63.23	47.39
September 2006	80.87	71.22	57.03	39.75
October 2006	76.61	66.20	50.89	32.26
November 2006	72.33	61.20	44.84	24.92
December 2006	68.02	56.22	38.86	17.73
January 2007	63.68	51.25	32.96	10.70
February 2007	59.31	46.30	27.15	3.84
March 2007	54.92	41.36	21.42	0.00
April 2007	50.50	36.45	15.79	0.00
May 2007	46.05	31.56	10.24	0.00
June 2007	41.57	26.69	4.80	0.00
July 2007	37.07	21.84	0.00	0.00
August 2007	32.54	17.02	0.00	0.00
September 2007	27.97	12.23	0.00	0.00
October 2007	23.38	7.46	0.00	0.00
November 2007	18.76	2.72	0.00	0.00
December 2007	14.12	0.00	0.00	0.00
January 2008	9.44	0.00	0.00	0.00
February 2008	4.73	0.00	0.00	0.00
March 2008	0.00	0.00	0.00	0.00
April 2008	0.00	0.00	0.00	0.00
May 2008	0.00	0.00	0.00	0.00
June 2008	0.00	0.00	0.00	0.00
July 2008	0.00	0.00	0.00	0.00
August 2008	0.00	0.00	0.00	0.00
September 2008	0.00	0.00	0.00	0.00
October 2008	0.00	0.00	0.00	0.00
November 2008	0.00	0.00	0.00	0.00
December 2008	0.00	0.00	0.00	0.00
January 2009	0.00	0.00	0.00	0.00
February 2009	0.00	0.00	0.00	0.00
March 2009	0.00	0.00	0.00	0.00
April 2009	0.00	0.00	0.00	0.00
May 2009	0.00	0.00	0.00	0.00

Weighted Average Life (years) to Optional Redemption	1.47	1.25	1.00	0.79
Weighted Average Life (years) to Maturity	1.47	1.25	1.00	0.79

PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-3 Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%
December 2005	100.00	100.00	100.00	100.00
January 2006	100.00	100.00	100.00	100.00
February 2006	100.00	100.00	100.00	100.00
March 2006	100.00	100.00	100.00	100.00
April 2006	100.00	100.00	100.00	100.00
May 2006	100.00	100.00	100.00	100.00
June 2006	100.00	100.00	100.00	100.00
July 2006	100.00	100.00	100.00	100.00
August 2006	100.00	100.00	100.00	100.00
September 2006	100.00	100.00	100.00	100.00
October 2006	100.00	100.00	100.00	100.00
November 2006	100.00	100.00	100.00	100.00
December 2006	100.00	100.00	100.00	100.00
January 2007	100.00	100.00	100.00	100.00
February 2007	100.00	100.00	100.00	100.00
March 2007	100.00	100.00	100.00	96.88
April 2007	100.00	100.00	100.00	89.77
May 2007	100.00	100.00	100.00	82.86
June 2007	100.00	100.00	100.00	76.15
July 2007	100.00	100.00	99.40	69.64
August 2007	100.00	100.00	93.68	63.36
September 2007	100.00	100.00	88.07	57.29
October 2007	100.00	100.00	82.59	51.46
November 2007	100.00	100.00	77.23	45.86
December 2007	100.00	97.84	71.99	40.50
January 2008	100.00	92.73	66.89	35.40
February 2008	100.00	87.67	61.92	30.55
March 2008	100.00	82.64	57.10	25.97
April 2008	94.80	77.66	52.42	0.00
May 2008	89.57	72.71	47.89	0.00
June 2008	85.16	68.49	43.96	0.00
July 2008	80.72	64.31	40.16	0.00
August 2008	76.25	60.17	36.50	0.00
September 2008	71.76	56.07	32.98	0.00
October 2008	67.24	52.01	29.60	0.00
November 2008	62.70	48.00	26.37	0.00
December 2008	58.12	44.03	0.00	0.00
January 2009	53.53	40.12	0.00	0.00
February 2009	49.55	36.73	0.00	0.00
March 2009	45.55	33.38	0.00	0.00
April 2009	41.52	30.08	0.00	0.00
May 2009	37.48	26.83	0.00	0.00
June 2009	33.41	23.63	0.00	0.00
July 2009	29.32	0.00	0.00	0.00
August 2009	26.52	0.00	0.00	0.00
September 2009	23.71	0.00	0.00	0.00
October 2009	0.00	0.00	0.00	0.00

Weighted Average Life (years) to Optional Redemption	3.29	3.01	2.52	1.99
Weighted Average Life (years) to Maturity	3.37	3.11	2.64	2.05

The Insurer

The following information has been supplied by XL Capital Assurance Inc. for inclusion in this prospectus supplement. No representation is made by the seller, the servicer, the underwriter or any of their affiliates as to the accuracy or completeness of the information.

XL Capital Assurance Inc. accepts no responsibility for the accuracy or completeness of this prospectus supplement or any other information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurer and its affiliates set forth under this heading. In addition, the Insurer makes no representation regarding the notes or the advisability of investing in the notes.

General

XL Capital Assurance Inc. (the “Insurer” or “XLCA”) is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The Insurer is currently licensed to do insurance business in, and is subject to the insurance regulation and supervision by, all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Singapore.

The Insurer is an indirect wholly owned subsidiary of XL Capital Ltd, a Cayman Islands exempted company (“XL Capital Ltd”). Through its subsidiaries, XL Capital Ltd is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. The ordinary shares of XL Capital Ltd are publicly traded in the United States and listed on the New York Stock Exchange (NYSE: XL). XL Capital Ltd is not obligated to pay the debts of or claims against the Insurer.

The Insurer was formerly known as The London Assurance of America Inc. (“London”), which was incorporated on July 25, 1991 under the laws of the State of New York. On February 22, 2001, XL Reinsurance America Inc. (“XL Re”) acquired 100% of the stock of London. XL Re merged its former financial guaranty subsidiary, known as XL Capital Assurance Inc. (formed September 13, 1999) with and into London, with London as the surviving entity. London immediately changed its name to XL Capital Assurance Inc. All previous business of London was 100% reinsured to Royal Indemnity Company, the previous owner at the time of acquisition.

Reinsurance

The Insurer has entered into a facultative quota share reinsurance agreement with XL Financial Assurance Ltd. (“XLFA”), an insurance company organized under the laws of Bermuda, and an affiliate of the Insurer. Pursuant to this reinsurance agreement, the Insurer expects to cede up to 90% of its business to XLFA. The Insurer may also cede reinsurance to third parties on a transaction-specific basis, which cessions may be any or a combination of quota share, first loss or excess of loss. Such reinsurance is used by the Insurer as a risk management device and to comply with statutory and rating agency requirements and does not alter or limit the Insurer’s obligations under any financial guaranty insurance policy. With respect to any transaction insured by XLCA, the percentage of risk ceded to XLFA may be less than 90% depending on certain factors including, without limitation, whether XLCA has obtained third party reinsurance covering the risk. As a result, there can be no assurance as to the percentage reinsured by XLFA of any given financial guaranty insurance policy issued by XLCA, including the Policy.

Based on the audited financials of XLFA, as of December 31, 2004, XLFA had total assets, liabilities, redeemable preferred shares and shareholders’ equity of $1,173,450,000, $558,655,000, $39,000,000 and $575,795,000, respectively, determined in accordance with generally accepted accounting principles in the United States (“US GAAP”). XLFA’s insurance financial strength is rated “Aaa” by Moody’s and “AAA” by S&P and Fitch Inc. In addition, XLFA has obtained a financial enhancement rating of “AAA” from S&P.

The obligations of XLFA to the Insurer under the reinsurance agreement described above are unconditionally guaranteed by XL Insurance (Bermuda) Ltd (“XLI”), a Bermuda exempted company and one of the world’s leading excess commercial insurers. XLI is a wholly owned indirect subsidiary of XL Capital Ltd. In addition to A.M. Best’s financial strength rating of “A+” and issuer credit rating of “aa-”, XLI’s insurance financial strength rating is “Aa2” (as of September 13, 2005, XLI is on review for downgrade) by Moody’s, “AA-” by Standard & Poor’s (on September 20, 2005, Standard & Poor’s placed XLI on CreditWatch with negative implications) and “AA-” (Outlook Stable) by Fitch.

The rating agencies have taken certain actions with respect to XL Capital Ltd and various insurance operating subsidiaries of XL Capital Ltd, as described below. Moody’s placed the “A2” senior debt rating of XL Capital Ltd and the other insurance financial strength ratings of various insurance operating subsidiaries of XL Capital Ltd (other than XLCA and XLFA) on review for possible downgrade on September 13, 2005. Standard & Poor’s placed the “A” senior debt rating of XL Capital Ltd and the other financial strength ratings of various insurance operating subsidiaries of XL Capital Ltd (other than XLCA and XLFA) on CreditWatch with negative implications on September 20, 2005. Fitch downgraded the long term issuer rating of XL Capital Ltd and the insurer financial strength ratings of various insurance operating subsidiaries of XL Capital Ltd (other than XLCA and XLFA) from “A” to “A-” on October 26, 2005. A.M. Best placed each of XL Capital Group’s (which does not include XLCA or XLFA) and XLI’s respective financial strength ratings of “A+” and their issuer credit ratings of “aa-” under review with negative implications on September 15, 2005.

The ratings of XLFA, XLI or any other member of the XL Capital Ltd group of companies are not recommendations to buy, sell or hold securities, including the notes and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch.

Notwithstanding the capital support provided to the Insurer described in this section, the noteholders will have direct recourse against the Insurer only, and neither XLFA nor XLI will be directly liable to the noteholders.

Financial Strength and Financial Enhancement Ratings of XLCA

The Insurer’s insurance financial strength is rated “Aaa” by Moody’s and “AAA” by Standard & Poor’s and Fitch, Inc. (“Fitch”). In addition, XLCA has obtained a financial enhancement rating of “AAA” from Standard & Poor’s. These ratings reflect Moody’s, Standard & Poor’s and Fitch’s current assessment of the Insurer’s creditworthiness and claims-paying ability as well as the reinsurance arrangement with XLFA described under “Reinsurance” above.

The above ratings are not recommendations to buy, sell or hold securities, including the notes and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch. Any downward revision or withdrawal of these ratings may have an adverse effect on the market price of the notes. The Insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

Capitalization of the Insurer

Based on the audited financials of XLCA, as of December 31, 2004, XLCA had total assets, liabilities, and shareholder’s equity of $827,815,000, $593,849,000, and $233,966,000, respectively, determined in accordance with U.S. GAAP.

Based on the audited statutory financial statements for XLCA as of December 31, 2004 filed with the State of New York Insurance Department, XLCA has total admitted assets of $341,937,000, total liabilities of $143,494,000 and total capital and surplus of $198,443,000 determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities (“SAP”).

Incorporation by Reference of Financials

For further information concerning XLCA and XLFA, see the financial statements of XLCA and XLFA, and the notes thereto, incorporated by reference in this prospectus supplement. The financial statements of XLCA and XLFA are included as exhibits to the periodic reports filed with the Securities and Exchange Commission (the “Commission”) by XL Capital Ltd and may be reviewed at the EDGAR website maintained by the Commission. All financial statements of XLCA and XLFA included in, or as exhibits to, documents filed by XL Capital Ltd pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or prior to the date of this prospectus supplement, or after the date of this prospectus supplement but prior to termination of the offering of the notes, shall be deemed incorporated by reference in this prospectus supplement. Except for the financial statements of XLCA and XLFA, no other information contained in XL Capital Ltd’s reports filed with the Commission is incorporated by reference. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by XLCA are available upon request to the State of New York Insurance Department.

Regulation of the Insurer

The Insurer is regulated by the Superintendent of Insurance of the State of New York. In addition, the Insurer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. As a financial guaranty insurance company licensed in the State of New York, the Insurer is subject to Article 69 of the New York Insurance Law, which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, prescribes minimum standards of solvency, including minimum capital requirements, establishes contingency, loss and unearned premium reserve requirements, requires the maintenance of minimum surplus to policyholders and limits the aggregate amount of insurance which may be written and the maximum size of any single risk exposure which may be assumed. The Insurer is also required to file detailed annual financial statements with the New York Insurance Department and similar supervisory agencies in each of the other jurisdictions in which it is licensed.

The extent of state insurance regulation and supervision varies by jurisdiction, but New York and most other jurisdictions have laws and regulations prescribing permitted investments and governing the payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

THE FINANCIAL GUARANTY INSURANCE POLICIES ISSUED BY THE INSURER, INCLUDING THE INSURANCE POLICY, ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

The principal executive offices of the Insurer are located at 1221 Avenue of the Americas, New York, New York 10020 and its telephone number at this address is (212) 478-3400.

Description of the Notes

General

The issuer will issue the notes under an indenture to be dated as of the closing date between the issuer and the indenture trustee. The seller will file a copy of the indenture with the Securities and Exchange Commission after the issuer issues the notes. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

The issuer will offer the notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or Clearstream Banking, société anonyme or in the Euroclear System in Europe. See “Certain Information Regarding the Securities – Book-Entry Registration” in the accompanying prospectus and Annex A in this prospectus supplement.

Distribution Dates

The notes will pay interest and principal on the 15th day of each month, or, if the 15th day is not a business day, on the next following business day. The first distribution date will be December 15, 2005. Only holders of record as of the close of business on the business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date.

Unpaid interest and principal on the notes that are required to be paid by XLCA will be made on each distribution date if XLCA has received timely notice pursuant to the terms of the insurance policy.

A business day is a day other than a Saturday, Sunday, a day on which the offices of XLCA are closed, or any other day on which commercial banks located in the States of California or New York or the city in which the corporate trust office of either the indenture trustee or the owner trustee are authorized or obligated to be closed.

The final scheduled distribution dates are as follows:

•	for the Class A-1 Notes, November 15, 2006;

•	for the Class A-2 Notes, October 15, 2008; and

•	for the Class A-3 Notes, August 15, 2011.

Payments of Interest

Interest on each class of notes will accrue during each interest period at the applicable interest rate. The interest accruing during an interest period will accrue on each class’ outstanding principal balance as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date.

For any distribution date, interest due but not paid on that distribution date will be due on the next distribution date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the Class A-2 Notes and the Class A-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The trustee will pay interest on the notes from the note distribution account after paying accrued and unpaid trustees’ fees and the servicing fees. See “Description of the Purchase Agreements and the Transaction Documents – Distributions” in this prospectus supplement.

Payments of Principal

On each distribution date, to the extent of Available Funds and Additional Funds Available, noteholders will be paid the Noteholders’ First Principal Distributable Amount as well as the Noteholders Second Principal Distributable Amount.

The indenture trustee can submit claims under the policy to pay the note principal only in two circumstances:

•	in the event that the aggregate principal balance of the notes would otherwise exceed the Pool Balance, after taking into account all reductions funded from other sources, to reduce the aggregate principal balance of the notes to an amount equal to the Pool Balance; and

•	to pay off each class’ principal on its final scheduled distribution date, to the extent that the class is not paid off on or prior to the final scheduled distribution date from all other sources.

Prior to any draw being made on the policy, amounts on deposit in the spread account will be used to pay the note principal in these same two circumstances. Furthermore, amounts on deposit in the spread account that are in excess of the required amount will be used to pay principal on each class of the notes on each distribution date as necessary to build and maintain the required overcollateralization.

The classes of notes are “sequential pay” classes which generally will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

•	first, the Class A-1 Notes will be paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off; and

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off.

Following an event of default under the indenture, once the Class A-1 Notes are paid off, the Class A-2 and Class A-3 will paid pro rata until they are paid off.

In addition, any outstanding principal balance of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal balance of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

Optional Redemption

The Class A-3 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any distribution date when the Pool Balance has declined to 10% or less of the original Pool Balance, consistent with the description in the accompanying prospectus under “Certain Matters Regarding the Servicer – Termination.” This redemption will cause the early retirement of that class. The redemption price will equal the unpaid principal balance of the Class A-3 Notes, plus accrued and unpaid interest plus any amounts remaining unpaid to the servicer and the trustees and any amounts owed XLCA under the insurance agreement.

If the servicer does not exercise its rights with respect to the optional redemption on the first distribution date that the optional redemption is permitted, the Class A-3 Notes will be paid additional amounts on future distribution dates equal to the product of (i) one twelfth, (ii) 0.50% and (iii) the outstanding principal balance on the Class A-3 Notes as of such distribution date, pursuant to clause (11) under “Description of the Purchase Agreements and the Transaction Documents—Distributions—Distribution Date Calculations and Payments” below. The policy issued by XLCA does not guarantee payment of any additional amounts that become due to the Class A-3 Notes pursuant to the immediately preceding sentence.

Provisions of the Indenture

Events of Default. Notwithstanding anything to the contrary described under “Description of the Notes – Provisions of the Indenture – Events of Default; Rights Upon Event or Default” in the prospectus, upon the occurrence of an event of default under the indenture, so long as an insurer default has not occurred and is not continuing, XLCA will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default. The decision as to whether to cause the trust collateral agent to liquidate the trust property will be made solely at XLCA’s discretion. XLCA also has the right to cause the trust collateral agent to deliver the proceeds of the liquidation to the indenture trustee for distribution to noteholders. Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in scheduled payments. Following any event of default under the indenture, XLCA may at its sole option elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes.

Unless an insurer default shall have occurred and be continuing, events of default under the indenture will include those events specified as an “Insurance Agreement Event of Default” in the insurance agreement. These events will constitute an event of default under the indenture only if XLCA delivers to the indenture trustee, and does not rescind, a written notice specifying that any insurance agreement event of default constitutes an event of default under the indenture.

Certain Covenants. The issuer may not consolidate with or merge into any entity, except as described under “Description of the Notes – Provisions of the Indenture – Certain Covenants” in the prospectus. In addition, the issuer may not consolidate with or merge into any other entity unless:

•	the issuer has delivered to XLCA an officer’s certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the indenture; and

•	so long as no insurer default has occurred and is not continuing, the issuer has received prior written approval of XLCA of such consolidation or merger and the entity formed by such consolidation or merger will have a net worth, immediately after such consolidation or merger that is (a) greater than zero and (b) not less than the net worth of the issuer immediately prior to giving effect to such consolidation or merger.

Modification of Indenture. The Indenture may be supplemented, amended or modified generally as set forth under “Description of the Notes – Provisions of the Indenture – Modifications of the Indenture” in the prospectus. Notwithstanding anything to the contrary set forth therein, no subsequent supplement, amendment or modification to the indenture shall be effective without the consent of XLCA, unless an insurer default shall have occurred and be continuing.

Description of the Purchase Agreements and the Transaction Documents

The following summary describes material terms of the purchase agreements and the transaction documents, including the sale and servicing agreement and the trust agreement. This summary does not claim to be complete and is subject to all the provisions of the purchase agreements and the transaction documents.

Sale, Assignment and Servicing of Automobile Loans

You can find information about the transfer of the automobile loans from the originator to the transferor, from the transferor to the seller and from the seller to the issuer on the closing date in the prospectus under “Description of the Transfer and Servicing Agreements – Sale and Assignment of Primary Assets.”

The issuer’s rights under the purchase agreement will constitute part of the issuer’s property and may be enforced directly by the indenture trustee and XLCA. In addition, the issuer will pledge the rights to the indenture trustee as collateral for the notes and the indenture trustee may directly enforce those rights.

The servicer may direct the issuer to sell receivables that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the seller and the issuer. Delinquent receivables may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of receivables in the pool be sold by the issuer in this manner.

Optional Purchase

The transferor has an option to purchase automobile loans in the aggregate that constitute up to 2.00% of the aggregate Principal Balance of the automobile loans as of the cutoff date. Any such purchase may only be made on the last day of any calendar month. The purchase price for those automobile loans will be equal to the aggregate Principal Balance of those purchased automobile loans plus accrued and unpaid interest on those automobile loans.

Accounts

The trust collateral agent will establish and maintain, in its own name, as trustee, on both the noteholders’ and XLCA’s behalf one or more collection accounts, into which all obligor payments will be transferred within two business days of receipt. The collection account will initially be maintained with the trust collateral agent.

The trust collateral agent will establish and maintain a note distribution account in its own name into which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

All accounts will be eligible deposit accounts under the terms of the sale and servicing agreement.

Servicing Compensation and Trustees’ Fees

The servicer will receive a basic servicing fee on each distribution date, equal to the product of 3.00% times the product of (i) the aggregate Principal Balance of the automobile loans as of the opening of business on the first day of the preceding calendar month multiplied by (ii) one twelfth. The servicer will collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automobile loans as an agent for their beneficial owner. These servicer functions will include:

•	collecting and posting all payments;

•	responding to obligor inquiries regarding the automobile loans;

•	investigating delinquencies;

•	reporting tax information to obligors;

•	paying vehicle disposition costs with respect to defaulted accounts;

•	monitoring the collateral;

•	accounting for collections;

•	furnishing monthly and annual statements to the issuer and XLCA with respect to distributions; and

•	generating federal income tax information.

The basic servicing fee also will reimburse the servicer for:

•	taxes;

•	accounting fees; outside auditor fees; data processing costs; and

•	other costs incurred with administering the automobile loans.

On each distribution date, the indenture trustee, the owner trustee, the backup servicer and the designated backup subservicer will each receive a fee in an amount agreed upon by the servicer and the indenture trustee, the owner trustee, the backup subservicer and the designated backup subservicer, as applicable, for its respective services during the prior calendar month.

The issuer will pay all these fees from the collection account to the extent not paid by the servicer.

Certain Allocations

No later than 10:00 am New York time on each determination date, the servicer will deliver the servicer’s certificate to the indenture trustee, the owner trustee and XLCA specifying, among other things:

•	the amount of aggregate collections on the automobile loans received during the prior collection period;

•	the aggregate Purchase Amounts of automobile loans purchased by the transferor and UACC with respect to the preceding calendar month; and

•	the Sold Receivables, if any.

Based solely on the information contained in the servicer’s certificate, on each determination date the indenture trustee will deliver to the trust collateral agent, XLCA, the servicer and any other person required under the sale and servicing agreement, a deficiency notice specifying the Spread Account Claim Amount, if any, for the distribution date. The deficiency notice will direct the trust collateral agent to remit the Spread Account Claim Amount to the collection account from amounts on deposit in collateral accounts maintained for XLCA’s benefit.

The determination date for any calendar month is the third business day prior to the related distribution date.

Distributions

Distribution Date Calculations and Payments.

On or prior to each distribution date, the servicer will instruct the indenture trustee to make the following distributions on such distribution date from Available Funds in the following order of priority:

1.	to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month and to any replacement servicer, transition fees not to exceed the cap specified in the sale and servicing agreement;

2.	to the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any accrued and unpaid fees and out-of-pocket expenses then due to each of them, to the extent the servicer has not previously paid those fees, subject to certain caps as specified in the sale and servicing agreement;

3.	to the note distribution account, the Noteholders’ Interest Distributable Amount;

4.	to the note distribution account, the Noteholders’ First Principal Distributable Amount, to be distributed as described under “Description of the Notes – Payments of Principal”;

5.	to XLCA, the insurance premium, and so long as no insurer default has occurred and is continuing, any unpaid amounts owed to XLCA under the insurance agreement;

6.	to the spread account, any amount required to increase the amount in the spread account to its initial level;

7.	to the note distribution account, the Noteholders’ Second Principal Distributable Amount, to be distributed as described under “Description of the Notes – Payments of Principal”;

8.	to XLCA, so long as an insurer default has occurred and is continuing, the amounts described in clause 5 above, excluding the insurance premium;

9.	to the spread account, any amount required to increase the amount in the spread account to its required level;

10.	to the servicer, the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any applicable accrued and unpaid fees and expenses not paid pursuant to clauses (1) and (2) and any additional fees of a successor servicer;

11.	to the Class A-3 Notes, additional amounts to be distributed as described under “Description of the Notes—Optional Redemption”; and

12.	to the spread account, or as otherwise specified in the transaction documents, any remaining funds.

After taking into account all distributions and withdrawals from the spread account made on the related distribution date, amounts on deposit in the spread account on any distribution date that are in excess of the specified spread account requirement for the distribution date will released to the certificateholder without the noteholders’ consent. The noteholders will have no rights to any amounts released to the certificateholder notwithstanding the subsequent performance of the automobile loans in the trust.

If the notes are accelerated following an event of default under the indenture, amounts collected will be distributed in the order described above (except that after principal is distributed to the Class A-1 Notes, principal will be allocated ratably among the other classes of notes rather than sequentially).

In the event that any servicer’s certificate delivered by the servicer indicates that Available Funds for a distribution date are insufficient to fully fund the amounts described in clauses 1 through 5 above, the indenture trustee shall request the Spread Account Claim Amount from the spread account.

Further, in the event that any servicer’s certificate delivered by the servicer indicates that the sum of:

(1)	Available Funds with respect to a distribution date; plus

(2)	any related Additional Funds Available

is insufficient to fully fund the amounts described in clauses 1 through 4 above, the indenture trustee shall furnish to XLCA no later than 10:00 a.m. New York time on the related draw date a completed notice of claim for the Insured Payment; provided that the indenture trustee has received the servicer’s certificate from the servicer no later than 10:00 am New York time on the related determination date. XLCA will deposit the amounts it will pay under the claim into the note distribution account for payment to noteholders on the related distribution date if XLCA has received timely notice pursuant to the terms of the policy.

Statements to Noteholders

On or prior to each distribution date, the indenture trustee will forward the related servicer’s certificate to the noteholders and XLCA detailing information required under the transaction documents. Each statement that the indenture trustee delivers to the noteholders and XLCA will include the following information regarding the notes on the related distribution date:

(a)	the amount of the distribution(s) allocable to interest;

(b)	the amount of the distribution(s) allocable to principal;

(c)	the amount of the distribution, if any, payable under a policy claim;

(d)	each class of notes’ aggregate outstanding principal balance, after considering all payments reported under (b) above on that date;

(e)	the related Noteholders’ Interest Carryover Amount, if any, and the change in this amount from the preceding statement; and

(f)	the servicing fee paid for the related calendar month.

Each amount described in subclauses (a) through (f) for the notes will be expressed as a dollar amount per $1,000 of the notes’ initial principal amount.

Unless and until definitive notes are issued, the indenture trustee will send these reports to Cede & Co., as registered holder of the notes and the nominee of DTC on the trust’s behalf. See “Description of the Notes” in the accompanying prospectus.

The indenture trustee will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the automobile loans provided by the servicer from time to time) via the indenture trustee’s Internet website. The indenture trustee’s Internet website will be located at https://www.tss.db.com/invr at such other address as the indenture trustee shall notify the noteholders from time to time. For assistance with regard to this service, you can call the indenture trustee’s Corporate Trust Office at (800) 735-7777.

After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder:

•	a statement as to the aggregate amounts of interest and principal paid to the noteholder;

•	information regarding the amount of servicing compensation the servicer received, as provided by the servicer; and

•	other information as the seller deems necessary to enable the noteholder to prepare its tax returns.

Credit Enhancement

Excess Interest.

More interest is expected to be collected on the automobile loans than is necessary to pay the related servicing fees and expenses, trustee fees and expenses, XLCA’s premium, interest on the notes and required deposits to the spread account each month. We refer to this expected surplus as excess interest. Although no assurance can be given as to the amount of excess interest, such amounts generated by the receivables will be applied to the payment of principal on the notes, if necessary, to build and maintain a specified level of overcollateralization and otherwise to provide credit enhancement for the notes.

Spread Account

On the closing date, the trust collateral agent will establish and maintain in its own name, as trustee, for the benefit of the noteholders and XLCA, the spread account, which is a funded cash account, into which the issuer will initially deposit $4,972,375.69 from the proceeds of the notes. On each subsequent distribution date, the trust collateral agent will deposit additional amounts into the spread account from the automobile loan payments as described under “—Distributions” above to the extent that the funds in the spread account are below the required level which is initially $4,972,375.69. XLCA may, in its sole discretion, permit the spread account required level to reduce over time. In addition, the spread account required level may increase if certain performance triggers are breached, as described in the transaction documents. Amounts, if any, on deposit in the spread account on a distribution date will be available to fund any Spread Account Claim Amount, to the extent provided in the spread account agreement. All withdrawals from the spread account made on the distribution date, that are in excess of the specified spread account requirement for the distribution date, will first, be distributed as set forth under “—Distributions” above and second, be released to the certificateholder without the noteholders’ consent.

The certificateholder will not be obligated to repay to the trust, the noteholders or any other party any amounts distributed to the certificateholder notwithstanding any shortfall in subsequent periods of any amounts otherwise due to the noteholders or any other party.

In addition, XLCA may, in its sole discretion, amend the spread account agreement or modify any provisions in the insurance agreement relating in each case to the spread account – in any respect, including, without limitation:

•	reducing or eliminating the spread account funding requirements; and/or

•	permitting those funds to be used for the benefit of persons other than noteholders without the consent of, or notice to, the trustee, the owner trustee or the noteholders.

However, no such amendment will be permitted if, as a result, any rating agency would lower its publicly issued rating on any class of the notes then outstanding.

Overcollateralization

The aggregate Principal Balance of the automobile loans as of the cutoff date exceeds the initial principal balance of the notes by an amount equal to approximately 9.50% of the Pool Balance, thus creating an initial overcollateralization feature. If necessary, to build and maintain the specified level of overcollateralization of 17.50% of the outstanding Pool Balance, excess interest will be applied to the payment of principal on the notes. Applying excess interest in this manner causes the outstanding principal balance on the notes to pay down more quickly than the Pool Balance.

XLCA may in its sole discretion permit the required overcollateralization level to decrease over time. If this occurs, principal collections which would otherwise be paid through to the noteholders as part of the Noteholders’ Second Principal Distributable Amount may be released to the certificateholder.

The Policy

On the day of the closing, XLCA will issue an insurance policy for the benefit of the noteholders. For an explanation of the insurance policy, we refer you to “The Policy” below.

Servicer Termination Event

A servicer termination event under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

•	the servicer’s failure to deposit to the collection account any amount required to be deposited therein or to purchase any automobile loan required to be purchased by it;

•	the servicer’s failure to deliver the servicer’s certificate by the determination date;

•	the servicer’s or the transferor’s failure to observe or perform in any material respect any other covenant or agreement under the sale and servicing agreement or under any other agreements to which it is a party, which failure continues unremedied for 30 days after the earlier of (i) the issuer, the trust collateral agent or XLCA giving the servicer written notice of such failure, or if an insurer default has occurred and is continuing, 30 days after any noteholder gives the servicer written notice or (ii) discovery of such failure by an officer of the servicer;

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer, the transferor or UPFC, and actions by the servicer, the transferor or UPFC indicating its or their insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

•	any servicer representation, warranty or statement is proved incorrect in any material respect, which has a material adverse effect on the trust’s, the noteholders’ or XLCA’s interests, and within 30 days after knowledge thereof by the servicer or written notice shall have been given to the servicer by the indenture trustee or XLCA, the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured;

•	an insurance agreement event of default shall have occurred;

•	a claim is made under the policy or certain trigger events under the insurance agreement are breached;

•	so long as an insurer default shall not have occurred and be continuing, XLCA has delivered a non-renewal notice to the servicer;

•	the servicer changes its credit and collection policies, each as set forth in the insurance agreement; or

•	any failure by the servicer to deliver to the indenture trustee for distribution to noteholders any proceeds or payment required to be so delivered that continues unremedied for a period of two business days (or one business day with respect to purchase amounts) after knowledge thereof by the servicer or after written notice thereof shall have been given to the servicer by the indenture trustee or XLCA.

An insurer default includes the occurrence and continuance of any of the following events:

(a)	XLCA’s failure to make a required policy payment;

(b)	XLCA’s:

•	filing or commencing of a petition or any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

•	general assignment for the benefit of its creditors; or

•	having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c)	the entering of a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York Department of insurance or other competent regulatory authority:

•	appointing a custodian, trustee, agent or receiver for XLCA or for all or any material portion of its property; or

•	authorizing a custodian, trustee, agent or receiver to take possession of XLCA or to take possession of all or any material portion of the property of XLCA.

Rights Upon Servicer Termination Event

As long as a servicer termination event remains unremedied:

•	provided no insurer default has occurred and is continuing, XLCA in its sole and absolute discretion may terminate all of the servicer’s rights and obligations under the sale and servicing agreement by written notice to the servicer and the trust collateral agent; or

•	if an insurer default has occurred and is continuing, then the trust collateral agent or a note majority may terminate all of the servicer’s rights and obligations under the sale and servicing agreement.

If the servicer is terminated then the backup servicer, or any other replacement servicer, including the designated backup subservicer, that XLCA appoints (so long as no insurer default has occurred and is continuing) will succeed to all the responsibilities, duties, and liabilities of the servicer, except to the extent set forth in the sale and servicing agreement.

Any replacement servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to compensation in an amount agreed to by XLCA and any replacement servicer. There is no assurance that the succession of a replacement servicer will not result in a material disruption in the performance of the servicer’s duties.

Waiver of Past Defaults

Notwithstanding anything to the contrary described under “Certain Matters Regarding the Servicer – Waiver of Past Defaults” in the prospectus, XLCA may, on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and any consequences of any default. No waiver will impair the noteholders’ rights with respect to subsequent defaults.

Amendment

Notwithstanding anything to the contrary described under “Certain Matters Regarding the Servicer – Amendment” in the prospectus, the seller, the servicer and the owner trustee with the consent of the indenture trustee, which consent may not be unreasonably withheld, and with XLCA’s consent, so long as no insurer default has occurred and is continuing, but without the consent of the noteholders, may amend the sale and servicing agreement. The sale and servicing agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. In addition, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect XLCA’s interests. The seller, the servicer and the owner trustee may also amend the sale and servicing agreement with the consent of XLCA, so long as no insurer default has occurred and is continuing, the indenture trustee and, if an insurer default has occurred and is continuing, the holders of a majority of the principal amount of the outstanding notes in order to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders.

However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loans or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, without, in either case, the consent of the holders of all notes outstanding. Furthermore, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect the interest of XLCA.

In addition, no such amendments will be permitted if, as a result, any rating agency would lower its publicly issued rating on any class of the notes then outstanding.

The seller and servicer must deliver to the owner trustee, the indenture trustee and XLCA upon the execution and delivery of any amendment to the sale and servicing agreement an opinion of counsel, satisfactory to the indenture trustee and XLCA, which states that all financing statements and continuation statements have been filed.

The Policy

XLCA, in consideration of the payment of a premium and subject to the terms of the insurance policy, thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Amount will be received from XLCA by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the indenture trustee to each noteholder of that noteholder’s proportionate share of the Insured Amount.

XLCA’s obligations under the insurance policy, with respect to a particular Insured Amount, will be discharged to the extent funds equal to the applicable Insured Amount are deposited in the account specified by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Amounts will be paid only at the time set forth in the insurance policy, and no accelerated Insured Amounts will be paid regardless of any acceleration of the notes, unless the acceleration is at the sole option of XLCA.

Notwithstanding the foregoing paragraph, the insurance policy does not cover shortfalls, if any, attributable to the liability of the issuer or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

XLCA will pay any Insured Amount that is an Avoided Payment on the business day following receipt on a business day by XLCA of the following:

•	a certified copy of the order requiring the return of an avoided payment, with respect to which order the appeal period has expired without an appeal having been filed;

•	an assignment in a form attached to the insurance policy, irrevocably assigning to XLCA all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the avoided payment or otherwise with respect to the avoided payment; and

•	an appropriately completed and executed demand for payment in the form attached to the insurance policy;

provided that if these documents are received after 10:00 a.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by XLCA will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the indenture trustee for distribution to the noteholder upon proof of such payment reasonably satisfactory to XLCA.

XLCA will pay any other amount payable under the insurance policy no later than 2:00 p.m., New York time, on the later of the distribution date on which the related Scheduled Payment is due or the business day following receipt in New York, New York by XLCA of a notice from the indenture trustee specifying the Insured Amount which is due and owing on the applicable distribution date, provided that if the notice is received after 10:00 a.m., New York time, on that business day, it will be deemed to be received on the following business day.

Subject to the terms of the indenture and the sale and servicing agreement, XLCA will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by XLCA under the insurance policy.

As used in the insurance policy, the following terms shall have the following meanings:

“Avoided Payment” means any amount previously distributed to a noteholder on the notes that is recoverable and sought to be recovered as a voidable payment in an insolvency proceeding, in accordance with a final nonappealable order of a court having competent jurisdiction.

“Insured Amount” means, that portion of Scheduled Payments that shall become due for payment but shall be unpaid by reason of nonpayment.

“Insured Payment” means (a) as of any distribution date, any Scheduled Payment and (b) any Avoided Payment.

“Scheduled Payment” for any distribution date, an amount equal to the excess, if any, of: (a) the sum, without duplication, of (i) the Noteholders’ Interest Distributable Amount and (ii) the Noteholders’ First Principal Distributable Amount (other than the amount specified in clause (2)(b) of the definition thereof) for the related distribution date over (b) the amount actually deposited into the note distribution account on the related distribution date.

Capitalized terms used in the insurance policy and not otherwise defined in the insurance policy shall have the meanings set forth in the indenture and the sale and servicing agreement as of the date of execution of the insurance policy, without giving effect to any subsequent amendment or modification to the indenture or the sale and servicing agreement unless such amendment or modification has been approved in writing by XLCA.

The insurance policy is not cancelable for any reason. The premium on the insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

The insurance policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

The insurance provided by the insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Material Federal Income Tax Consequences

PROSPECTIVE NOTEHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS IN THE NOTES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

The opinions expressed herein are based upon the Internal Revenue Code of 1986, as amended, and on Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities are subject to change, possibly with retroactive effect. The opinions expressed below cover matters that are not directly or definitively addressed by such authorities.

Based upon and subject to the foregoing and to assumptions set forth in its tax opinion to be delivered on the closing date, and assuming compliance with all of the provisions of the transaction documents, McKee Nelson LLP, special tax counsel to the issuer, is of the opinion that for federal income tax purposes (a) the notes will be treated as indebtedness and (b) the issuer will not be classified as an association (or a publicly traded partnership) taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as debt for federal income tax purposes.

Opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge the above conclusions. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. All potential investors are advised to review “Material Federal Income Tax Consequences – Tax Consequences to Note Owners” in the prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes for federal income tax purposes.

We do not anticipate issuing notes with any original issue discount. See “Material Federal Income Tax Consequences – Tax Consequences to Note Owners – Original Issue Discount” in the prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.7% ABS. No representation is made that the automobile loans will prepay at such a rate or at any other rate. See “Automobile Loans – Yield and Prepayment Considerations” in this prospectus supplement.

State and Local Tax Consequences

Because of the variation in each state’s and locality’s tax laws, we have not determined the tax classification of the issuer or the tax consequences to the issuer or to the holders of notes in all of the state and local taxing jurisdictions in which they may be subject to taxation.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s particular tax situation. We suggest that prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA Considerations

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes taxes on, certain transactions between a pension, profit-sharing or other employee benefit plan (including a “Keogh” plan) or an individual retirement account (we refer to each of these entities as a Benefit Plan) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for persons who participate in the transactions. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified and in accordance with governing plan documents.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction rules of ERISA and the Code. However, any of those plans that are qualified and exempt from tax under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction provisions of Section 503 of the Code. Moreover, such plans may be subject to other federal laws or to state laws that impose restrictions substantially similar to those of ERISA or the Code.

Certain transactions involving the purchase, holding and servicing of the automobile loans might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the issuer were deemed to be assets of a Benefit Plan. If a Benefit Plan purchases notes, under a regulation issued by the United States Department of Labor (the regulation is known as the plan assets regulation), the assets of the issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an equity interest in the issuer and none of the exceptions contained in the plan assets regulation is applicable. An “equity interest” is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The seller believes that the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. However, without regard to whether the notes are treated as equity interests for these purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the issuer, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In that case, certain exemptions from the prohibited transaction rules could be applicable depending on the type of Benefit Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption (PTCE) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. These exemptions are known as the investor-based exemptions.

The notes may be acquired by or with plan assets of employee benefit plans (as defined in Section 3(3) of ERISA) or plans as described in Section 4975(e)(1) of the Code; provided, however, that each investor that is acquiring a note on behalf of or with plan assets of a Benefit Plan (or a plan subject to similar law) will be deemed to represent on the date it acquires the note and throughout the period that it holds the note that an investor-based exemption will be applicable to the acquisition and holding of the notes (or that its acquisition and holding of the note will not result in a non-exempt violation of similar law).

A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the issuer would be considered plan assets, the availability of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. In addition it should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

Legal Investment

The Class A-1 Notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

Ratings

It is a condition to the issuance of the Class A-1 Notes that they be rated A-1+ by Standard & Poor’s and Prime-1 by Moody’s Investors Service. It is a condition to the issuance of the Class A-2 Notes and the Class A-3 Notes that they each be rated AAA by Standard & Poor’s and Aaa by Moody’s Investors Service.

The ratings of the Class A-1 Notes will be made without regard to the policy in the case of Standard & Poor’s. The rating on the Class A-1 Notes by Moody’s Investors Service is based primarily on the expected cash flows on the underlying receivables during the collection periods prior to the Class A-1 final maturity date and partially on the policy. The ratings of the Class A-2 Notes and the Class A-3 Notes will be based primarily on the policy. To the extent that the ratings are based on the policy, the ratings apply to distributions due on the distribution dates. We cannot assure you that the rating agencies will not lower or withdraw the ratings.

The ratings on the Class A-3 Notes do not address the likelihood of the payment of additional amounts to the Class A-3 Notes if the servicer does not exercise its rights with respect to the optional redemption as described under “Description of the Notes—Optional Redemption.”

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement dated October     , 2005, between the seller and the underwriter, the seller has agreed to cause the issuer to sell to the underwriter, and the underwriter has agreed to purchase the aggregate principal amount of the notes set forth on the cover of this prospectus supplement.

The seller has been advised by the underwriter that it proposes to offer the notes to the public initially at the prices set forth on the cover of this prospectus supplement, and to specified dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Underwriting Discount		Net Proceeds to Seller		Selling Concession Not to Exceed	Reallowance Not to Exceed
Class A-1 Notes		%		%	%	%
Class A-2 Notes		%		%	%	%
Class A-3 Notes		%		%	%	%

Total	$		$

The notes are a new issue of securities with no established trading market. The seller has been advised by the underwriter that the underwriter intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriter to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriter does not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriter must close out any naked short position through syndicate covering transactions in which the underwriter purchases notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor the underwriter will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

These activities by the underwriter may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. These transactions may be effected in the over-the-counter market or otherwise.

In this ordinary course of business, the underwriter and its affiliates may engage in investment banking and common banking transactions with the seller and transferor and their respective affiliates.

The seller estimates the total expenses of the offering of notes, excluding underwriting discounts and commissions, will be approximately $900,000.

The seller has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The seller is an affiliate of the underwriter.

Experts

The consolidated balance sheets of XLCA as of December 31, 2004 and December 31, 2003 and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The balance sheets of XLFA as of December 31, 2004 and December 31, 2003 and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

Legal Opinions

Certain legal matters relating to the notes will be passed upon for the seller and the underwriter by McKee Nelson LLP. Certain federal income tax and other matters will be passed upon by McKee Nelson LLP. Certain legal matters will be passed upon for the transferor and the servicer by Mitchell Silberberg & Knupp LLP. Certain legal matters will be passed upon for XLCA by internal legal counsel to XLCA.

Glossary

Additional Funds Available means, with respect to any distribution date, the sum of:

(1) the Spread Account Claim Amount, if any, received by the trust collateral agent with respect to the distribution date; plus

(2) the Insurer Optional Deposit, if any, received by the trust collateral agent with respect to the distribution date.

Amount Financed means, for any automobile loan, the aggregate amount loaned toward the purchase price of the financed vehicle and related costs, including amounts advanced at the time the automobile loan is originated for:

•	accessories;

•	insurance premiums;

•	service contracts;

•	car club and warranty contracts; and

•	other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

Available Funds means, for any distribution date, the sum of:

(1)	the Collected Funds for the related calendar month; plus

(2)	the proceeds of any liquidation of the assets of the issuer, other than Net Liquidation Proceeds; plus

(3)	the proceeds of any purchase or sale of assets of the issuer pursuant to the servicer’s optional redemption right; plus

(4)	income on investments held in the collection account and spread account; plus

(5)	excess amounts, if any, available according to the terms of the spread account agreement.

Collected Funds means, any calendar month, the amount of funds in the collection account representing automobile loan collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month and all Purchase Amounts deposited in the collection account with respect to such calendar month.

Cram Down Loss means, for any automobile loan that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan in a manner that reduces the total principal payable by the obligor, an amount equal to the excess of the automobile loan’s Principal Balance immediately prior to the order over the automobile loan’s Principal Balance as reduced.

Insurer Optional Deposit means, for any distribution date, an amount other than an Insured Payment delivered by XLCA, at its sole option, for deposit into the collection account for either of the following purposes:

•	to provide funds to pay the fees or expenses of any of the issuer’s service providers for the distribution date; or

•	to include those amounts as part of Additional Funds Available for the distribution date to the extent that without them a draw would be required to be made on a policy.

Interest Period means with respect to any distribution date (i) for the Class A-1 Notes, from and including the prior distribution date (or in the case of the first distribution date, from and including the closing date) to, but excluding, the current distribution date, and (ii) with respect to the Class A-2 Notes and the Class A-3 Notes, from and including the 15th day of the preceding calendar month (or, in the case of the first distribution date, from and including the closing date) to, but excluding, the 15th day of the month of the current distribution date.

Liquidated Receivable means, for any calendar month, an automobile loan for which, as of the last day of the calendar month:

•	90 days have elapsed since the servicer repossessed the financed vehicle; provided, however, that in no case shall 5% or more of a scheduled automobile loan payment have become 210 or more days delinquent in the case of a repossessed financed vehicle and which is not a Sold Receivable;

•	the servicer has determined in good faith that it has received all amounts it expects to recover;

•	5% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles; or

•	that is, without duplication, a Sold Receivable.

Net Liquidation Proceeds means, for Liquidated Receivables:

(1)	proceeds from the disposition of the underlying financed vehicles; plus

(2)	any related insurance proceeds; plus

(3)	other moneys received from the obligor that are allocable to principal and interest due under the automobile loan; plus

(4)	with respect to Sold Receivables, the related Sale Amounts; minus

(5)	the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

Noteholders’ First Principal Distributable Amount means, for any distribution date, an amount equal to the sum of:

(1)	the greater of (i) zero and (ii) (a) the outstanding principal balance of the notes immediately preceding such distribution date less (b) the Pool Balance as of the end of the preceding calendar month; and

(2)	(a) in the case of the final distribution date for a class of notes, the excess of the outstanding principal balance of that class of notes, if any, over the amounts described in clause (1), and (b) in the case of the acceleration of the notes, the excess of the outstanding principal balance of all classes of the notes then outstanding over the amount described in clause (1).

Noteholders’ Interest Carryover Amount means, for any class of notes and any determination date, all or any portion of the Noteholders’ Interest Distributable Amount for that class for the immediately preceding distribution date still unpaid as of that determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding distribution date to but excluding the related distribution date.

Noteholders’ Interest Distributable Amount means, for any distribution date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders’ Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

Noteholders’ Monthly Interest Distributable Amount means, for any distribution date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue on the principal amount of the notes of each class outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date, calculated for the Class A-1 Notes on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period and for the Class A-2 Notes and the Class A-3 Notes on the basis of a 360-day year consisting of twelve 30-day months.

Noteholders’ Second Principal Distributable Amount means for a distribution date, an amount equal to the lesser of:

(1)	the excess, if any, of the amount of Available Funds and Additional Funds Available on the distribution date over the amounts payable on the distribution date under clauses 1 through 6 under “Description of the Purchase Agreements and the Transaction Documents – Distributions”; and

(2)	the amount necessary to reduce the principal balance of the notes to the Targeted Note Balance.

Pool Balance means, as of any date of determination the aggregate Principal Balance of the automobile loans, excluding all Liquidated Receivables and all Purchased Automobile Loans, at the end of the preceding calendar month.

Principal Balance means, for any automobile loan as of any date of determination, the Amount Financed; minus

(a)	that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan’s terms; plus

(b)	any Cram Down Losses for the automobile loan accounted for as of that date.

Purchase Amount means, for any Purchased Automobile Loan, the Principal Balance as of the date of purchase.

Purchased Automobile Loan means an automobile loan purchased as of the close of business on the last day of a collection period by the seller as a result of a breach of a representation or warranty, without repetition, by the servicer as the result of a breach of a covenant or as an exercise of its optional redemption right.

Sale Amount means for any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

Sold Receivable means an automobile loan that was more than 60 days delinquent and was sold to an unaffiliated third party by the issuer, at the servicer’s direction, as of the close of business on the last day of a collection period and in accordance with the terms of the sale and servicing agreement.

Spread Account Claim Amount means the amount, after taking into account the application on the distribution date of Available Funds for the related calendar month, equal to the sum of any shortfall in the full payment of amounts described in clauses 1 through 5 under “Description of the Purchase Agreements and the Transaction Documents–Distributions”.

Targeted Note Balance means, for any distribution date, the product of (a) 82.50% and (b) the Pool Balance as of the last day of the preceding calendar month. XLCA may, in its sole discretion, permit the Targeted Note Balance to increase.

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Annex A

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

Trading between Clearstream or Euroclear Participants

Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants

When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser

Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

(1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

Exemption for Non-U.S. Persons – Form W-8 BEN

Beneficial owners (which does not include nominees or non-U.S. entities treated as partnerships for U.S. federal income tax purposes) of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN provided without a U.S taxpayer identification number (TIN) is valid until the end of the third calendar year beginning after the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner. More complex rules apply to nominees and non-U.S. entities treated as partnerships for U.S. federal income tax purposes.

Exemption for Non-U.S. Persons with effectively connected income – Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person’s Claim for Exemption from Withholding on Income

Effectively Connected with the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid until the end of the third calendar year beginning after the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries – Form W-8BEN

A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN is valid until the end of the third calendar year beginning after the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons – Form W-9

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W9, Payer’s Request for Taxpayer Identification Number and Certification.

A U.S. Person is:

(1) a citizen or resident of the United States;

(2) an entity that for U.S. federal income tax purposes is a corporation or partnership organized in or under the laws of the United States or any State thereof or the District of Columbia;

(3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust and certain eligible trusts that have elected to be treated as U.S. Persons.

A Non-U.S. Person is any person who is not a U.S. person.

PROSPECTUS

ACE SECURITIES CORP.

Company

Asset Backed Certificates

Asset Backed Notes

(Issuable in Series)

Auto Receivables and Receivables Securities Trusts

The Trust:

Each trust will be established to hold assets transferred to it by ACE Securities Corp. The assets in each trust will generally consist of one or more of the following:

1. One or more pools of

•	motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles, and snowmobiles, vans, trucks, buses and/or trailers, and security interests in the vehicles financed by the motor vehicle installment loan agreements or retail installment sale contracts,

•	private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

2. Government Securities;

3. All monies due under the above assets, which may be net of amounts payable to the servicer; and

4. Funds or accounts established for the related trust, or one or more forms of enhancement.

The assets in your trust are specified in the prospectus supplement for that particular trust, while the types of assets that may be included in a trust, whether or not in your trust, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The date of this prospectus is October 31, 2005

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates and the notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

Limited Liquidity May Result in Delays in your Ability to Sell securities or Lower Returns	There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. Deutsche Bank Securities Inc. presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets for Payments - No Recourse to Company, Seller or Servicer

The company does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. Except for any related insurance policies or credit support, there will be no recourse to the company or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series. Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

The only obligations, if any, of the company with respect to the securities of any series will be with respect to its breach of specific representations and warranties. The company does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty. If, for example, the company were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases. If the company does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

Limits on Enhancement May Result in Losses to You	Although we intend the enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

Timing and Rate of Prepayments May Result in Lower Yield

The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

•        the extent of prepayments, which may be influenced by a variety of factors,

•        the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

•        the exercise of any right of optional termination.

Prepayments may also result from repurchases of receivables or underlying receivables, as applicable, due to material breaches of the seller’s or the company’s representations or warranties.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of Subordinated Securities	To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series. Any subordinated securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

Potential Lack of Security	The company will assign security interests in the financed vehicles securing the receivables to the related trust. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment to the trust unless otherwise specified in the prospectus supplement. In the absence of amendment, a trust may not have a perfected security interest in the financed vehicles securing the receivables in some states. If a trust does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

Risk of Commingling

We will require the servicer to deposit all payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments. However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

Removal of a Servicer After a Servicer Default	The related prospectus supplement may provide that with respect to a series of securities issued by an owner trust, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

Book-Entry Registration – Beneficial Owners Not Recognized by Trust

Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. Since transactions in the securities can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.

You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

The Trusts

With respect to each series of securities, ACE Securities Corp. will establish a separate trust (each, a “Trust”) pursuant to a trust agreement (a “Trust Agreement”) between the company and the related trustee or pooling and servicing agreement (a “Pooling and Servicing Agreement”) among the company, the servicer and the trustee for the related Trust, as applicable, for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related prospectus supplement. The property of each Trust may also include:

•	amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a “Sale and Servicing Agreement”) among the company, the servicer and the related Trust or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

•	security interests in vehicles financed by the Receivables (the “Financed Vehicles”) and any other interest of a seller in the Financed Vehicles;

•	the rights to proceed from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the obligors, as the case may be;

•	any property that has secured a Receivable and that has been acquired by the applicable Trust; and

•	any and all proceeds of the Primary Assets or the foregoing.

To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the trustee for the benefit of holders of the related securities.

The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for these services. See “Description of the Transfer and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus and “Description of the Transfer and Sale and Servicing Agreement—Servicing Compensation” in the related prospectus supplement. To facilitate the servicing of Receivables and unless otherwise specified in the related prospectus supplement, each seller and each trustee will authorize the servicer to retain physical possession of the Receivables held by each Trust and other documents relating to possession of the Receivables as custodian for each Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of an amendment, a Trust may not have a perfected security interest in some of the Financed Vehicles in some states. See “Certain Legal Aspects of the Receivables” and “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”. In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

If the protection provided to (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Trust’s not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement” and “Certain Legal Aspects of the Receivables”.

The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

The Trustee

The trustee for each Trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

The Receivables Pools

The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles and snowmobiles, vans, trucks, buses and/or trailers (the “Receivables”) in a Receivables Pool have been or will be originated or acquired by a seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

The Receivables to be sold to each Trust will be selected from a seller’s portfolio for inclusion in a Receivables Pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Receivable

•	is secured by a new or used vehicle,

•	was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller,

•	provides for level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable,

•	is a Precomputed Receivable or a Simple Interest Receivable and

•	satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed by the seller to be adverse to Securityholders were or will be used in selecting the Receivables.

“Precomputed Receivables” consist of either (1) monthly actuarial receivables (“Actuarial Receivables”) or (2) receivables that provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78s” (“Rule of 78S Receivables”). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

“Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable allocable to “unearned” add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

To the extent provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

Information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of each Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of each Receivables Pool secured by new vehicles and by used vehicles.

Delinquencies, Repossessions and Net Losses

Information concerning the experience of a seller pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.

New and Used Financed Vehicles

The extension of credit to an obligor on a Receivable is based on an assessment of an applicant’s ability to repay the amounts due on the Receivable and the adequacy of the related Financed Vehicle. An assessment generally does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related prospectus supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive dealers Association Used Car Guide, the National Auto Research Division Black Book or any other industry guide as specified in the related prospectus supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. The maximum age of any used motor vehicle acceptable as collateral generally is ten model years. Additional information with respect to delinquencies, repossessions and net losses with respect to Receivables secured by new or used Financed Vehicles will be set forth in each prospectus supplement.

The Collateral Certificates

The primary assets (“Primary Assets”) for a series will include Receivables or Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables. These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the securities Act in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the company and/or one or more affiliates of the company, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an “Underlying Trust Agreement”). The servicer (the “Underlying Servicer”) of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the “Underlying Trustee”).

The issuer of the Collateral Certificates (the “Underlying Issuer”) will be

•	a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,

•	a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to the trusts and selling beneficial interests in these trusts, or

•	one of the trusts.

If so specified in the related prospectus supplement, the Underlying Issuer may be the company and/or one or more affiliates of the company. The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related trust. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.

Enhancement Relating to Collateral Certificates

Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

Additional Information

The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the company and the company reasonably believes the information to be reliable:

•	the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;

•	the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

•	the expected and final maturity of the Collateral Certificates;

•	the interest rate of the Collateral Certificates;

•	the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;

•	characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

•	the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

•	the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

The Government Securities

Primary Assets for a series may include, but will not consist entirely of, any combination of

•	receipts or other instruments created under the Department of the Treasury’s Separate Trading of Registered Interest and Principal of securities, or STRIPS, program (“Treasury Strips”), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds (“Treasury Bonds”),

•	Treasury Bonds and

•	other debt securities (“GSEs Bonds”) of United States government sponsored enterprises (“GSEs”; and together with Treasury Strips and Treasury Bonds, collectively, “Government Securities”).

The Government Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Government Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement”. A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

The prospectus supplement for each series of securities the Trust with respect to which contains Government Securities will contain information as to:

(1)	the title and series of each Government Security, the aggregate principal amount, denomination and form of each Government Security;

(2)	the limit, if any, upon the aggregate principal amount of the Government Security;

(3)	the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the Government Security will be payable;

(4)	the rate or rates, or the method of determination of the rate or rates, at which the Government Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)	whether the Government Security was issued at a price lower than the principal amount of that Government Security;

(6)	material events of default or restrictive covenants provided for with respect to the Government Security;

(7)	the rating of the Government Security, if any;

(8)	the issuer of each Government Security;

(9)	the material risks, if any, posed by any Government Securities and issuers of the Government Securities (which risks, if appropriate, will be described in the “Risk Factors” section of the related prospectus supplement); and

(10)	any other material terms of the Government Security.

With respect to a Trust which includes a pool of Government Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Government Securities’ pool, particular material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool. The Government Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuer of the Government Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities.

Treasury Bonds

Treasury Bonds are issued by and are the obligations of the United States of America. Accordingly, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples of these amounts.

Treasury Strips

In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments, generally semiannual, due on the Treasury Bond to which the Treasury Strip relates.

In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under “—Private Label Custody Receipt Securities”), and investment banks no longer sponsor new issues of custodial receipts.

Treasury Strips may be either “serial” or “callable”. A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on the Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount of the Treasury Strip. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. These Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of the Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received on the Treasury Strip. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders of the Treasury Strips in accordance with procedures applicable to the particular issue of the Treasury Strips.

A holder of a private label Treasury Strip, as opposed to a STRIP, cannot enforce payment on that Treasury Strip against the Treasury. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any private label Treasury Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Treasury Strips. If the company knows that the company of the Treasury Bonds underlying the Treasury Strips is the company or any of its affiliates, the company will disclose that fact in the related prospectus supplement.

GSE Bonds

As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Association (“Freddie Mac”), Student Loan Marketing Association (“Sallie Mae”), REFCO, Tennessee Valley Authority (“TVA”), Federal Home Loan Banks (“FHLB”), to the extent the obligations represent the joint and several obligations of the twelve Federal Home Loan Banks, and Federal Farm Credit Banks (“FFCB”). GSE debt securities are exempt from registration under the securities Act pursuant to Section 3(a)(2) of the securities Act, or are deemed by statute to be so exempt, and are not required to be registered under the Exchange Act. The securities of any GSE, including a GSE Guaranteed Bond, will be included in a Trust only to the extent that (1) its obligations are supported by the full faith and credit of the United States government or (2) the organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to the organization (a “GSE Issuer”). Unless otherwise specified in the related prospectus supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

Unless otherwise specified in the related prospectus supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent (“Fiscal Agent”) for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

GSE Bonds may be subject to particular contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE’s promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require the GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

The Federal National Mortgage Association

Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thus replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, therefore expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities (“MBS”). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae’s audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Mortgage Corporation

Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the “FHLMC Act”). Freddie Mac’s statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages, including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac, by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in those mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac’s audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac’s Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

The Student Loan Marketing Association

Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan (“FFEL”) program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if the obligations are issued by the eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae’s structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae’s audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Resolution Funding Corporation

REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the “RTC”). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Banks

The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the “FHLB”), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable prospectus supplement, questions regarding financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable prospectus supplement, copies of financial reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

Tennessee Valley Authority

TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the “TVA Act”). TVA’s objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA’s audited financial statements. From time to time TVA prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499, Attention: Vice President and Treasurer, telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

Federal Farm Credit Banks

The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the “System”). Through its Banks (“FCBs”) and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the “Farm Credit Act”), and are subject to regulation by a Federal agency, the Farm Credit Administration (the “FCA”). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to some related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act (“Systemwide Debt Securities”). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the “Funding Corporation”).

Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent to the Farm Credit System Annual Information Statement and particular press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable prospectus supplement, this information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302, telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

Private Label Custody Receipt Securities

If so specified in the applicable prospectus supplement, the Trust for a series may include, but will not consist entirely of, any combination of (1) receipts or other instruments, other than Treasury Strips, evidencing ownership of specific interest and/or principal payments to be made on particular Treasury Bonds held by a custodian (“Private Label Custody Strips”) and (2) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on specific Resolution Funding Corporation (“REFCO”) bonds (“REFCO Strips”; and together with Private Label Custody Strips, “Private Label Custody Receipt Securities”). The Private Label Custody Receipt Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to the securities, and (2) perform a function similar to that described in this prospectus under “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement”. A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

The prospectus supplement for each series of securities the Trust with respect to which contains Private Label Custody Receipt Securities will contain information as to:

(1)	the title and series of each Private Label Custody Receipt Security, the aggregate principal amount, denomination and form of each Private Label Custody Receipt Security;

(2)	the limit, if any, upon the aggregate principal amount of each Private Label Custody Receipt Security;

(3)	the dates on which, or the range of dates within which, the principal of, and premium, if any, on, each Private Label Custody Receipt Security will be payable;

(4)	the rate or rates, or the method of determination of the rate or rates, at which each Private Label Custody Receipt Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)	whether each Private Label Custody Receipt Security was issued at a price lower than the principal amount of that Private Label Custody Receipt Security;

(6)	material events of default or restrictive covenants provided for with respect to each Private Label Custody Receipt Security;

(7)	the rating of each Private Label Custody Receipt Security, if any;

(8)	the issuer of each Private Label Custody Receipt Security;

(9)	the material risks, if any, posed by each Private Label Custody Receipt Security and the issuer of each Private Label Custody Receipt Security, which risks, if appropriate, will be described in the “Risk Factors” section of the related prospectus supplement; and

(10)	any other material terms of each Private Label Custody Receipt Security.

With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities’ pool, particular material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool.

The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers of the Private Label Custody Receipt Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities. Each Trust will be provided with an opinion of counsel to the Trust to the effect that the Private Label Custody Receipt Securities included in the Trust are exempt from the registration requirements of the securities Act. A copy of the opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

Private Label Custody Strips

The first “stripping” of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the “strip” at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act (“TEFRA”) which required holders of strips to accrue a portion of the discount toward par annually and report this accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

The shift to “book-entry only” Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would then issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program’s sponsor. As a result, the market that developed for the receipts was segmented.

In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

A holder of a Private Label Custody Strip, as opposed to a STRIP, cannot enforce payment on a Treasury Strip against the Treasury, instead, the holder must look to the custodian for payment. The custodian, and the holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any Private Label Custody Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Private Label Custody Strips. If the company knows that the company of the Treasury Bonds underlying the Private Label Custody Strips is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

REFCO Strips

A REFCO Bond may be divided into its separate components, consisting of: (1) each future semiannual interest distribution (an “Interest Component”); and (2) the principal payment (the “Principal Component”) (each component individually referred to in this prospectus as a

“REFCO Strip”). REFCO Strips are not created by REFCO. Instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple of $1,000. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

A holder of a REFCO Strip cannot enforce payment on the REFCO Strip against REFCO. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond, can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related prospectus supplement. If the company knows that the company of the REFCO Bonds underlying the REFCO Strips included in the Trust is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

Weighted Average Life of the Securities

The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term “prepayments” includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the company or a seller or purchased by a servicer for administrative reasons. With respect to securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term “prepayments” means the Repurchase Amount of Government Securities and/or Private Label Custody Receipt Securities repurchased by the company or purchased by a servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under some circumstances, the related seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” and “Servicing Procedures”. See also “Certain Matters Regarding the Servicer—Termination” regarding the servicer’s option to purchase Primary Assets from a given Trust.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each Distribution Date since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.

Pool Factors and Trading Information

The “Note Pool Factor” for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable Distribution Date, after giving effect to payments to be made on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of the class of notes. The “Certificate Pool Factor” for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable Distribution Date, after giving effect to distributions to be made on the applicable Distribution Date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder’s portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder’s certificate and (b) the applicable Certificate Pool Factor at the time of determination.

As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities— Statements to Securityholders”.

The Seller and the Servicer

Information with respect to the seller and the servicer will be set forth in the related prospectus supplement.

Use of Proceeds

If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable Trust to the purchase of the Primary Assets from the company or the seller, as applicable. The company will use the portion of the net proceeds paid to it to purchase the Primary Assets.

Description of the Notes

Each owner trust will issue one or more classes of notes pursuant to an indenture (an “Indenture”) between the related owner trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor company selected by the Trust, the “Depository”). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the company has been informed by DTC that DTC’s nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities”.

Distribution of Principal and Interest

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related Receivable Pool. See “Certain Matters Regarding the Servicer—Termination”.

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a Distribution Date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See “Description of the Transfer and Servicing Agreements—Distributions” and “—Credit and Cash Flow Enhancement”.

In the case of a series of securities issued by an owner trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the prospectus supplement.

If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the Trust to the acquisition of subsequent Receivables or Collateral Certificates during a specified period rather than used to distribute payments of principal to holders of securities during that period. These securities would then possess an interest only period, also commonly referred to as a “revolving period”, which will be followed by an “amortization period”, during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

Provisions of the Indenture

Events of Default; Rights upon Event of Default. “Events of Default” in respect of a series of notes under the related Indenture will consist of:

(1)	a default for five days or more in the payment of any interest on any note;

(2)	a default in the payment of the principal of, or any installment of the principal of, any note when the same becomes due and payable;

(3)	a default in the observance or performance of any material covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;

(4)	any representation or warranty made by the Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the Trust by the applicable indenture trustee or to the Trust and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;

(5)	particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust or a substantial part of the property of the Trust and

(6)	any other events as may be specified in the prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for the class of notes.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any note of the series, unless

•	the holders of all outstanding notes consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale or

•	the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

Except to the extent provided in the related prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the related Indenture, unless:

•	the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days failed to institute a proceeding; and

•	no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the notes of the series.

With respect to any owner trust, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a certificate representing an ownership interest in the Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

No Trust may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•	the entity expressly assumes the Trust’s obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Trust under the Indenture;

•	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•	the Trust has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

•	the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;

•	any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

•	the Trust has delivered to the related indenture trustee an Officer’s Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

No owner trust will:

•	except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Trust (the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

•	claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the Trust or the proceeds of the Trust; or

•	permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics’ or similar lien, in the asset of the Trust.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Modification of Indenture. Each trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding note affected by the related supplemental indenture, no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

•	reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

•	modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the related Indenture.

An owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series,

(1)	to cure any ambiguity;

(2)	to correct or supplement any provisions in the Indenture; or

(3)	for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

Annual Compliance Statement. Each owner trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report. If required by the Trust Indenture Act, the indenture trustee for each owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the owner trust to the applicable indenture trust in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust will be obligated to appoint a successor indenture trustee for the series. Additionally, the holders of a majority of the outstanding amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An owner trust may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the owner trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

Description of the Certificates

Each Trust will issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the company, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the company has been informed by DTC that DTC’s nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the company, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities”. Any certificate of a series owned by the company, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

Distributions of Principal and Interest

The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement (the “Distribution Date”) and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

Certain Information Regarding the Securities

Book-Entry Registration

If so specified in the related prospectus supplement, DTC will act as securities company for each class of securities offered by this prospectus. Each class of securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only “noteholder” and/or “certificateholder” with respect to a series of securities will be Cede. Beneficial owners of the securities (“Security Owners”) will not be recognized as “noteholders” by the related indenture trustee, as the term is used in each Indenture, or as “certificateholders” by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members (“Participants”).

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (the “UCC”) in effect in the State of New York, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the “Indirect Participants”).

Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC’s nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream”. With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”. This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Except as required by law, none of Deutsche Bank Securities Inc., the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Definitive Securities

If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form (“Definitive notes” and “Definitive certificates”, respectively, and, collectively, “Definitive Securities”) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

•	the related trustee of a grantor trust or the related indenture trustee in the case of an owner trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related securities and the indenture trustee or trustee, as applicable, is unable to locate a qualified successor,

•	the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or

•	after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee will issue Definitive Securities to the related

Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final distribution to Securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

Statements to Securityholders

With respect to each series of securities, on or prior to each Distribution Date, the related servicer will prepare and forward to the related indenture trustee or trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

(1)	the amount of the distribution allocable to principal of each class of securities of the series;

(2)	the amount of the distribution allocable to interest on each class of securities of the series;

(3)	if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

(4)	the outstanding principal balance and Note Pool Factor for each class of notes, if any, and the certificate balance and Certificate Pool Factor for each class of certificates of the series as of the related record date;

(5)	the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions to the balance of the Reserve Account or withdrawals from the Reserve Account or reductions to the Reserve Account to be made on the following Distribution Date; and

(6)	the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes or certificates of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered Securityholder a statement containing information for the purposes of the Securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences”.

List of Securityholders

Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

Description of the Transfer and Servicing Agreements

The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

•	each Receivables Purchase Agreement pursuant to which the seller will transfer Receivables to the company,

•	each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to the Trust, certificates will be issued, and the servicer will service Receivables and the trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any, in the case of a grantor trust,

•	each Sale and Servicing Agreement pursuant to which the company will transfer Receivables to a Trust and the servicer will service Receivables, in the case of an owner trust, or

•	in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to the Trust, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to the Trust and a trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the “Transfer and Servicing Agreements”).

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

Sale and Assignment of Primary Assets

In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, a seller will transfer and assign to the company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the “Schedule of Receivables”).

In each Receivables Purchase Agreement the seller will represent and warrant to the company, among other things, that

•	the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

•	the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the seller’s normal requirements;

•	on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

•	at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;

•	each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

•	any other representations and warranties that may be set forth in the related prospectus supplement.

To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the seller so elects, the last day of the first Collection Period, following the discovery by or notice to the seller of any breach of a representation and warranty of the seller that materially and adversely affects the interests of the related Trust in any Receivable, the seller will be obligated to repurchase the Receivable, unless the seller cures the breach in a timely fashion. The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable APR to the last day of the month of repurchase (the “Repurchase Amount”). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related trustee and any related indenture trustee for any uncured breach.

On the related closing date, the company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of Primary Assets to the related Trust, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the company will assign to the related Trust the representations and warranties made by the related seller under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make limited representations and warranties with respect to the other Primary Assets included in the Trust. To the extent that the related seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the company will not be required to repurchase the Primary Asset unless the breach also constitutes a breach of one of the company’s representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Primary Asset, if any, and the breach materially and adversely affects the interests of the Securityholders in any Primary Asset. Neither the seller nor the company will have any other obligation with respect to the Primary Assets or the securities.

Trust Accounts

With respect to each owner trust, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, (a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the “Collection Account”) and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account”). With respect to each owner trust and grantor trust, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the “Payahead Account”), in the name of the related indenture trustee, in the case of an owner trust, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders. Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the “Trust Accounts”) will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. “Eligible Investments” will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

The Trust Accounts will be maintained as Eligible Deposit Accounts. “Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the company institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. “Eligible Institution” means, with respect to a Trust, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

Pre-Funding

If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an “Eligible Investment” is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

(a)	negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence

(1)	obligations which have the benefit of the full faith and credit of the United States of America, including company receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the company receipt,

(2)	demand deposits or time deposits in, or bankers’ acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee’s investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,

(3)	certificates of deposit having a rating in the highest rating category from each Rating Agency or

(4)	investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each Rating Agency;

(b)	demand deposits in the name of the trustee in any depositary institution or trust company referred to in clause (a)(2) above;

(c)	commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each Rating Agency;

(d)	Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency;

(e)	repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and

(f)	any other investment with respect to which each Rating Agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Trust Fund additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•	the Pre-Funding Period will not exceed 90 days from the related closing date;

•	that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

•	the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued pursuant to a particular offering.

Servicing Procedures

To assure uniform quality in servicing the Receivables and to reduce administrative costs, the company and each Trust will designate the servicer as custodian to maintain possession, as the Trust’s agent, of the related Receivables and any other documents relating to the Receivables. The seller’s and the servicer’s accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting the sale and assignment will be filed.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the “Final Scheduled Maturity Date” (as the term is defined with respect to any Receivables Pool in the related prospectus supplement). Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See “Certain Legal Aspects of the Receivables”.

Collections

With respect to each Trust, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the period specified in the related prospectus supplement (a “Collection Period”) into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Primary Assets or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the servicer.

Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the “Payaheads”) will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.

Advances

If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a “Precomputed Advance”). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related Receivables Pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a “Simple Interest Advance”, and together with Precomputed Advances, “Advances”). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

Net Deposits

For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under “Collections” above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

Servicing Compensation and Payment Of Expenses

To the extent provided in the related prospectus supplement, with respect to each Trust the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the “Servicing Fee”) in an amount equal to the percentage per annum specified in the related prospectus supplement (the “Servicing Fee Rate”) of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer’s normal practices and procedures.

If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or trustee, and generating federal income tax information for the Trust and for the related noteholders and/or certificateholders as well as the Trust’s compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

Distributions

With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interests on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Enhancement

The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the Securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, Securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of Securityholders of other series.

Reserve Account. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the company or the seller will establish for a series or class or classes of securities an account (the “Reserve Account”), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the company or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit there of amounts from collections on the Primary Assets. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the company, the seller or to any other entity.

Evidence as to Compliance

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and indenture trustee and/or trustee a statement as to compliance by the Sale and servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the servicer’s accounting records and computer files with respect to the servicer’s compliance and other matters.

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the Corporate Trust Office for the trustee or indenture trustee specified in the related prospectus supplement.

Statements to trustees and the Trust

Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of the series as described under “Certain Information Regarding the Securities—Statements to Securityholders”.

Certain Matters Regarding the Servicer

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Agreement, except upon determination that the servicer’s performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Servicer Defaults

A “Servicer Default” under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

(1)	any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related trustee or Indenture Trust, as applicable, to make any required distributions from the Trust Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure is given (a) to the servicer by the related trustee or indenture trustee, as applicable, or (b) to the servicer and to the related trustee or indenture trustee, as applicable, by holders of notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount of the notes or, in the event a series of securities includes no notes or if the notes have been paid in full, by holders of certificates evidencing not less that 25% of the certificate balance;

(2)	any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of failure is given to the servicer in the same manner described in clause (1) above;

(3)	specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(4)	any other events as may be set forth in the related prospectus supplement.

Rights Upon Servicer Default

Generally, in the case of an owner trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate principal amount of the notes then outstanding may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Waiver of Past Defaults

To the extent provided in the related prospectus supplement, (1) in the case of each owner trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the Securityholders’ right with respect to any subsequent Servicer Default.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

(1)	to cure any ambiguity,

(2)	to correct or supplement any provisions in the related Transfer and Servicing Agreement, or

(3)	for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the company or any noteholder.

The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

Payment in Full of the notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

Termination

The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of

•	the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset,

•	the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

•	the occurrence of either event described below.

In order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if any seller is a bank, 5%, or less of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the Trust, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the Trust will be sold to the highest bidder.

Certain Legal Aspects of the Receivables

Security Interests in Financed Vehicles

In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, recreational vehicles, vans, trucks, buses and trailers by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the automobiles, recreational vehicles, vans, trucks, buses and trailers financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, recreational vehicles, vans, trucks, buses and trailers is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party’s lien on the vehicles’ certificate of title.

Generally all of the Receivables name the seller as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect the seller’s security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title or file a UCC-1 Financing Statement. If the seller, because of clerical error or otherwise, has failed to take action with respect to Financed Vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the seller’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the Financed Vehicle and the trustee in bankruptcy of the obligor. The seller’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the seller nor the related trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust’s security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller’s lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Trust’s security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the seller’s representations and warranties under the related Receivables Purchase Agreement and the seller will be required to repurchase the Receivable from the Trust unless the breach is cured in a timely manner. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” and “Risk Factors—Potential Lack of Security”.

Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-

register the vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor’s change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the servicer’s perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the motor vehicle would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller under the related Receivables Purchase Agreement.

Repossession

In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller’s warranties under the related Receivables Purchase Agreement and would create an obligation of the seller to repurchase the Receivable unless the breach is cured in a timely manner. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

Under each Receivables Purchase Agreement the seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against a Trust for a violation of any law and that claim materially and adversely affects the interests of the Trust in a Receivable, the violation would constitute a breach of the seller’s representation and warranty and would create an obligation of the seller to repurchase the Receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Material Federal Income Tax Consequences

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of notes (“Note Owners”) or certificates (“Certificate Owners”) that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of tax counsel specified in the related prospectus supplement (“Federal Tax Counsel”) regarding some related federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues. For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the notes, certificates and related terms, parties and documents applicable to the Trust.

Trusts That Issue Notes

Tax Characterization of the Trusts.

In the case of a Trust that issues one or more classes of notes, Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust’s taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the Trust.

Tax Consequences to Note Owners.

Treatment of the Notes as Indebtedness. The Trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the classes of notes did not represent debt for federal income tax purposes, the notes would be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders on such recharacterized notes might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders on a recharacterized note would constitute “unrelated business taxable income” if some, but not all, of the notes were recharacterized as equity in a partnership, individual holders might be subject to limitations on their ability to deduct their share of Trust expenses, and income from the Trust’s assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners’ method of tax accounting. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income on the Notes-General. Except as discussed below, interest on a note generally is includable in a Note Owner’s income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount. Notes of certain series may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

Each Trust will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the “OID Regulations”). The OID Regulations concerning contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, and other provisions of the OID Regulations either do not apply as to prepayable securities such as the notes or do not address the unique issues prepayable securities present.

The OID Regulations provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the “Prepayment Assumption”), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities. If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption. However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under”—Payment Lag Notes; Initial Period Considerations,” and”—Qualified Stated Interest,” and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount. The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. For purposes of this rule, we will compute the weighted average life of a note as the sum, for all distributions included in the stated redemption price at maturity of the note (that is, all payments except payments of qualified stated interest), of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note’s stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

The Note Owner of a note issued with original issue discount must include in gross income the sum of the “daily portions” of such original issue discount for each day during its taxable year on which it held such note. In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an “accrual period”) that begins on the day following a Distribution Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods (taking into account events that have occurred during the accrual period such as prepayments or actual losses) and (B) the distributions made on the note during the accrual period that are included in such note’s stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes. For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note’s stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future accrual periods.

A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

Qualified Stated Interest. Interest payable on a note which qualifies as “qualified stated interest” for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the note. Conversely, if the interest on a note does not constitute “qualified stated interest,” such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are “unconditionally payable.” The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Subordinate classes of notes may lack the right to enforce payment until they are the Senior Class. However, absent guidance to the contrary and unless disclosed in the related prospectus supplement, the Trustee will, for information reporting purposes, treat all stated interest on all classes of notes as qualified stated interest. Any terms or conditions that do not reflect arm’s length dealing or that the Note Owner does not intend to enforce are not considered.

Premium. A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note. The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

Payment Lag Notes; Initial Period Considerations. Certain notes may provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price.

Variable Rate Notes. Under the OID Regulations, notes paying interest at a variable rate (each, a “Variable Rate Note”) are subject to special rules. A Variable Rate Note will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. The OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes. In general, the regulations addressing the treatment of contingent payment obligations require accruing income as a yield comparable to what the issuer would pay on non-contingent debt and then making appropriate adjustments as the contingencies become fixed. In addition, losses on sale are ordinary to the extent of prior accruals and all gains on sale are ordinary. As similar approach may ultimately be applied to prepayable obligations such as the notes.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note’s term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a “qualified inverse floating rate” if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Notes that qualify as “variable rate debt instruments” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Note”), original issue discount is computed as described above in”—Interest Income on the Notes—Original Issue Discount” based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

In general, any Variable Rate Note other than a Single Variable Rate Note (a “Multiple Variable Rate Note”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note. The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note. (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the original issue discount rules to the “equivalent” fixed rate debt instrument in the manner described above in”—Interest Income on the Notes—Original Issue Discount.” A holder of the

Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

If a Variable Rate Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point and it is unclear how such instruments should be treated.

Market Discount. A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner’s interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under”—Interest Income on the Notes—Original Issue Discount”), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales of Notes. If a note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. A holder’s adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium. Subject to the discussion of the rules applicable to contingent payment debt obligations above, any such gain or loss generally will be capital gain or loss provided the note is held as a capital asset, except for gain recognized on the sale of a note by a seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under”—Interest Income on the Notes—Market Discount.” Further, the notes will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Allocations of Realized Losses. The manner losses are claimed on the notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the notes for federal tax purposes. Whether the notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the notes are considered issued by a corporation. If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers). If the notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g, if some Certificateholders are natural persons or partnerships and some are corporations, losses on the notes would be governed in part by Code Section 166 and in part by Code Section 165). If the notes are considered issued by a partnership then they would be governed by the rules under Code Section 166. Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a note.

Short-Term Notes. In the case of a note with a maturity of one year or less from its issue date (a “Short-Term Note”), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, (collectively, “Short-Term Accruers”) are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to “acquisition discount” rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner’s basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Note Owner’s tax basis in a Short-Term Note is increased by the amount included in the Note Owner’s income with respect to the note.

Foreign Investors in Notes. Except as discussed below, a Note Owner that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note. For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that have elected to be treated as United States persons. A “Foreign Person” is any person that is not a United States person. Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Notes. Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner’s federal income tax.

Tax Consequences to Certificate Owners of Owner Trust

Treatment of the Trust as a Partnership. The correct characterization of a Trust Fund that has issued debt and is not otherwise taxed as a corporation is uncertain. If the Trust Fund has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the noteholders) the Trust Fund could qualify as a grantor trust with interest expense. As a consequence, each Certificateholder would be treated as owning a pro rata share of the Trust Fund’s assets, earning income thereon and incurring the expenses of the Trust Fund (including the interest expense on the notes). See “Grantor Trusts.” If a Trust Fund that issues notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement. In addition, it is possible that a Trust Fund that issued notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply). Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust. However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust Fund. If a Trust Fund that is treated as a partnership intends to report in accordance with having made an election under Section 761 to be excluded from the main partnership provisions of the Code the consequences of such reporting will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election. If there is only one Certificateholder in a Trust Fund that represents all of the equity of the Trust Fund for federal income tax purposes, the separate existence of the Trust Fund is disregarded, and the Certificateholder is treated as the owner of all of the assets of the Trust Fund and as the issuer of the notes of the Trust Fund for federal income tax purposes. For all other Trust Funds that issue notes. The Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the company and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Trust. Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately the Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution. The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its certificateholders. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. The Trust’s income will consist primarily of interest and finance charges earned on the related Primary Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Primary Assets.

The Trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

The federal income tax treatment of any Collateral Certificates held by the Trust will depend on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax. In addition, Section 68 of the Code, subject to a phased elimination that is scheduled to expire after 2010, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount (which is adjusted annually for inflation) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each Primary Asset, the calculations may result in some timing and character differences under some circumstances.

Discount and Premium. The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase. If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be. See “Tax Consequences to Note Owners—Premium” and”— Market Discount” above. If the Primary Assets are debt instruments, the yield on which may be affected by prepayments, the trust will be required to use a prepayment assumption for purposes of calculating accruals of original issue discount and market discount and amortization of premium. As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis. Further, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See “ Tax Consequences to Note Owners—Original Issue Discount” above.

If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust. The original Trust will then be deemed to distribute the certificates in the new Trust to each of the owners of certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. Any gain or loss would be long-term capital gain or loss if the Certificate Owner’s holding period exceeded one year. A Certificate Owner’s tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner’s share, determined under Treasury Regulations, of the notes and other liabilities of the Trust. A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate. A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees. In general, the Trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Trust’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

Section 731 Distributions. In the case of any distribution to a Certificate Owner, no gain will be recognized to that Certificate Owner to the extent that the amount of any money distributed for that Certificate does not exceed the adjusted basis of that Certificate Owner’s interest in the Certificate. To the extent that the amount of money distributed exceeds that Certificate Owner’s adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Certificate Owner’s interest. Any gain or loss recognized by a Certificate Owner generally will be capital gain or loss.

Section 754 Election. In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had. The tax basis of the Trust’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the Trust were to file an election under Section 754 of the Code. Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates. With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust current does not intend to make an election under Section 754 of the Code. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The trustee is required to keep or cause to be kept complete and accurate books of the Trust. For each trust which is not a fixed pool of assets or that has multiple classes of equity ownership, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner’s allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner the name, address and identification number of such person,

whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

The company ordinarily will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner’s returns and adjustments of items not related to the income and losses of the Trust.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

Taxation of Tax Exempt Owners. Certificate Owners that are tax-exempt will be subject to the tax on unrelated business taxable income (also known as UBTI), if the trust has issued other securities that are debt, or treated as debt, for federal income tax purposes.

Taxation of Certain Foreign Certificate Owners. As used below, the term “Non-United States Owner” means a Certificate Owner that is not a United States person, as defined under “Tax Consequences to Note Owners—Foreign Investors in Notes,” above.

It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate equal to the highest income tax rate applicable to corporations for Non-United States Owners that are taxable as corporations and at a rate equal to the highest income tax rate applicable to individuals for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust’s income including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner’s allocable share of interest from the Trust constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Certificate Owner’s federal income tax.

Reportable Transactions. Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but generally include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of the same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Grantor Trusts

Characterization. In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, beneficial owners of certificates (referred to in this Prospectus as “grantor trust certificateholders”) will be treated for federal income tax purposes as owners of a portion of the Trust’s assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this Prospectus as “grantor trust certificates”.

Taxation of Grantor Trust Certificateholders. Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code subject to a phased elimination that is scheduled to expire after 2010 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust’s assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under “—Stripped Certificates”. Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium. See “—Market Discount” and “—Premium,” below.

The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset (other than a Primary Asset that is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”). For the rules governing original issue discount, see “Trusts That Issue Notes—Tax Consequences to Note Owners—Original Issue Discount” above. However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see “Trusts That Issue Notes—Tax Consequences to Note Owners— Short-Term Notes” above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute “short-term Government obligations” within the meaning of Section 1271(a)(3)(B) of the Code. Further, if 20 percent or more of the grantor trust certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short-term obligations held by the Trust in the same manner as a Short-Term Accruer would accrue such discount. See “Trusts That Issue Notes—Tax Consequences to Note Owners— Short-Term Notes” above.

The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

Market Discount. A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a “market discount”. For a discussion of the market discount rules under the Code, see “Trusts That Issue Notes—Tax Consequences to Note Owners—Market Discount” above. As discussed above, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See “ Tax Consequences to Note Owners—Original Issue Discount” above.

Premium. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with “amortizable bond premium” equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see “Trusts That Issue Notes—Tax Consequences to Note Owners—Premium” above.

Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “Trusts That Issue Notes—Tax Consequences to Note Owners—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•	if any servicing compensation is deemed to exceed a reasonable amount (see “Taxation of Grantor Trust Certificateholders,” above);

•	if the company or any other party retains a retained yield with respect to the Primary Assets held by the Trust;

•	if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust’s assets; or

•	if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See “Trusts That Issue Notes—Tax Consequences to Note Owners—Original Issue Discount” above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could read literally to require that OID computations be made for each payment from each receivable. However, based on IRS guidance, it appears that all payments from a receivable underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the receivable would be included in the receivable’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of receivables will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments. There is no guidance as to whether a Stripped Coupon Certificate or Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision. In addition, the manner in which to take prepayments into account is uncertain. It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations). This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Subordinated Certificates. In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the grantor trust certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the “Trust Stripped Bond”), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Trust Stripped Coupon”). The “Subordinate Class Percentage” equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a “stripped bond” and the Trust Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the Servicing Fee allocable to such certificates that does not constitute excess servicing will be treated by the Trust as qualified stated interest, assuming the interest with respect to the Primary Assets would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Trust’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had received as distributions their full share of receipts;

paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear.

Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount. The Treasury Regulations relating to original issue discount permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See”—Market Discount” above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See “—Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner’s adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller’s cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a grantor trust certificate are “capital assets” within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller’s interest in accrued market discount on Primary Assets not previously taken into income. See “—Market Discount,” above. Further, grantor trust certificates will represent “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent these assets of the grantor trust would be so treated. Accordingly, gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Certificates. A holder of grantor trust certificate who is not a “United States person” (as defined above at “Trusts That Issue Notes—Tax Consequences to Note Owners—Foreign Investors in Notes”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person. Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at “Trusts That Issue Notes—Tax Consequences to Note Owners—Foreign Investors in Notes”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a “backup” withholding tax if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder’s federal income tax.

State and Local Tax Considerations

The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or local tax laws. We recommend that investors consult their own tax advisors regarding state and local tax consequences. In particular, individuals should consider the deductibility of the expenses (including interest expense) of the partnership.

* * *

THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER’S OR CERTIFICATE OWNER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”). Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The company, underwriter of the Securities, the servicer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets. In 29 C.R.F §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the company can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the Trust and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

General Discussion. The DOL has granted to Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex. Brown Inc.) an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended and restated pursuant to Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to Certificates which meet its requirements whenever Deutsche Bank Securities Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include include (i) the Receivables (ii) a subset of the Government Securities considered “governmental guaranteed mortgage pool certificates” and (iii) securities previously issued under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the receivables held by the Trust must be secured. Third, unless the Certificates are issued in “designated transactions” (as described below) and are backed by fully-secured Receivables, they may not be subordinated. Fourth, the Certificates at the time of acquisition by the Plan must be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”). Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than the underwriter. The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the company, (iii) the servicer, (iv) the counterparty of any “interest swap” (as described below) held as an asset of the Trust and (v) any obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables held in the Trust as of the date of initial issuance of the Certificates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the company pursuant to the assignment of the Receivables to the related Trust must represent not more than the fair market value of such Receivables; and the sum of all payments made to, and retained by, the servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The company assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Types of Trusts. The types of Trusts permitted under the Exemption include owner-trusts, as well as grantor trusts. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the company in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Designated Transactions. In the case where the Certificates are backed by Trust assets such as the Receivables which are secured motor vehicle receivables, credit instruments or obligations that bear interest or are purchased a discount as described and defined in the Exemption as designated transactions (“Designated Transactions”), the Exemption permits the Certificates issued by the Trust in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The Receivables are the type of assets which qualify for Designated Transaction treatment unless otherwise specified in the Prospectus Supplement.

Insurance Company General Accounts. In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets. The Exemption permits an interest-rate swap to be an asset of a Trust which issues Certificates acquired by Plans in an initial offering or in the secondary market. An interest-rate swap (or if purchased by or on behalf of the Trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted Trust asset if it: (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the Trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or company.

An “eligible Swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) to (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts. The Exemption extends exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the Receivables backing the Certificates are transferred to the Trust within a specified period following the Closing Date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such Receivables be either identified or transferred on or before the Closing Date, provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%). Second, all Receivables transferred after the Closing Date (referred to here as “Additional Receivables”) must meet the same terms and conditions for eligibility as the original Receivables used to create the Trust, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such Additional Receivables to the Trust during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the Receivables in the Trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Receivables which were transferred to the Trust on the Closing Date. Fifth, either: (i) the characteristics of the Additional Receivables must be monitored by an insurer or other credit support provider which is independent of the company; or (ii) an independent accountant retained by the company must provide the company with a letter (with copies provided to the

Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the Additional Receivables conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Receivables which were transferred as of the Closing Date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”). Eighth, certain disclosure requirements must be met.

Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Receivables in the Trust provided that: (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the Trust would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits Trust which are grantor trusts, owner-trusts, or FASITs to issue notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the Trust’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the Trust. However, effective for the acquisition, holding or transfer of notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EMEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the “Underwriting Agreements”), the company will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

Pursuant to the Receivables Purchase Agreement between the seller, or its affiliate, and the company, the seller will indemnify the company and the related underwriters against specific civil liabilities, including liabilities under the securities Act, or contribute to payments the company and the several underwriters may be required to make in respect of the Receivables Purchase Agreement.

Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement.

The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The Underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

Legal Matters

Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Some related federal income tax and other matters will be passed upon for the Trust and the seller, by the law firms specified in the related prospectus supplement.

Prospectus Supplement

The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

•	the interest rate and authorized denominations, as applicable, of each class of securities;

•	specific information concerning the Primary Assets and the related seller and servicer, as applicable;

•	the terms of any Credit or Cash Flow Enhancement applicable to any class or classes of securities;

•	information concerning any other assets in the related Trust;

•	the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

•	the extent to which any class within a series is subordinated to any other class of the same series; and

•	additional information with respect to the plan of distribution of the securities.

Reports to Securityholders

With respect to each series of securities, the servicer of the related Primary Assets will prepare for distribution to the related Securityholders monthly and annual reports concerning the securities and the related Trust. See “Certain Information Regarding the Securities—Statements to Securityholders.”

Available Information

The company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act files reports and other information with the Commission. The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 233 Broadway, New York, New York 10279. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the Underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

Incorporation of Certain Documents by Reference

All documents filed by the company on behalf of the Trust referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered by the Trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the accompanying prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The company on behalf of any Trust will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: Secretary, ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, telephone (704)365-0569.

INDEX OF TERMS

Page
Actuarial Receivables	9
Advances	39
Cede	4
Certificate Distribution Account	35
Certificate Owners	50
Certificate Pool Factor	21
Code	50
Collection Account	35
Collection Period	38
Definitive certificates	32
Definitive notes	32
Definitive Securities	32
Depository	22
Distribution Date	29
DTC	4
Eligible Deposit Account	36
Eligible Institution	36
Eligible Investment	37
Eligible Investments	36
Events of Default	24
Exchange Act	78
Fannie Mae	14
Farm Credit Act	17
FCA	18
FCBs	17
Federal Tax Counsel	50
FFCB	14
FFEL	16
FHLB	14
FHLMC Act	15
Final Scheduled Maturity Date	38
Financed Vehicles	7
FIRREA	16
Fiscal Agent	14
Freddie Mac	14
FTC Rule	49
Funding Corporation	18
Government Securities	12
grantor trust certificateholders	64
grantor trust certificates	64
GSE Issuer	14
GSEs	12

GSEs Bonds	12
Indenture	22
Indirect Participants	30
Interest Component	20
Investment Earnings	36
IRS	50
MBS	15
Multiple Variable Rate Note	55
Non-United States Owner	63
Note Distribution Account	35
Note Owners	50
Note Pool Factor	21
Participants	30
Payahead Account	35
Payaheads	39
Pooling and Servicing Agreement	7
Precomputed Advance	39
Precomputed Receivables	9
Pre-Funded Amount	36
Pre-Funding Account	36
Pre-Funding Period	36
Prepayment Assumption	51
Presumed Single Qualified Floating Rate	54
Presumed Single Variable Rate	54
Primary Assets	10
Principal Component	20
Private Label Custody Receipt Securities	18
Private Label Custody Strips	18
Receivables	8
REFCO	18
REFCO Strip	20
Registration Statement	78
Related Documents	26
Repurchase Amount	35
Reserve Account	41
RTC	16
Rule of 78S Receivables	9
Rules	30
Sale and Servicing Agreement	7
Sallie Mae	14
Schedule of Receivables	34
Securities Act	78
Security Owners	30
Senior Certificates	67
Senior Class Percentage	67
Servicer Default	43

Servicing Fee	40
Servicing Fee Rate	40
Shortfall Amount	67
Short-Term Note	57
Simple Interest Advance	39
Simple Interest Receivables	9
Single Variable Rate Note	54
Stripped Certificates	66
Subordinate Certificates	67
Subordinate Class Percentage	67
System	17
Systemwide Debt Securities	18
TEFRA	19
Transfer and Servicing Agreements	34
Treasury Bonds	12
Treasury Strips	12
Trust	7
Trust Accounts	36
Trust Agreement	7
Trust Stripped Bond	67
Trust Stripped Coupon	67
TVA	14
TVA Act	17
UCC	30
Underlying Issuer	11
Underlying Servicer	11
Underlying Trust Agreement	11
Underlying Trustee	11
Underwriting Agreements	76
United States person	57
Variable Rate Note	53
1997 Act	69
Actuarial Receivables	7
Advances	39
Cede	1
Certificate Distribution Account	3
Certificate Owners	50
Certificate Pool Factor	20
Code	50
Collection Account	35
Collection Period	38
Definitive certificates	31
Definitive notes	31
Definitive Securities	31
Depository	21
Distribution Date	28

DTC	1
Eligible Deposit Account	36
Eligible Institution	36
Eligible Investment	36
Eligible Investments	35
Events of Default	23
Exchange Act	79
Fannie Mae	12
Farm Credit Act	16
FCA	16
FCBs	16
Federal Tax Counsel	50
FFCB	13
FFEL	14
FHLB	13
FHLMC Act	14
Final Scheduled Maturity Date	38
Financed Vehicles	5
FIRREA	15
Fiscal Agent	13
Freddie Mac	12
FTC Rule	49
Funding Corporation	17
Government Securities	10
grantor trust certificateholders	64
grantor trust certificates	64
GSE Issuer	13
GSEs	10
GSEs Bonds	10
Indenture	21
Indirect Participants	29
Interest Component	19
Investment Earnings	36
IRS	50
MBS	13
Multiple Variable Rate Note	55
Non-United States Owner	63
Note Distribution Account	35
Note Owners	50
Note Pool Factor	20
Participants	29
Payahead Account	35
Payaheads	39
Pooling and Servicing Agreement	5
Precomputed Advance	39
Precomputed Receivables	7

Pre-Funded Amount	36
Pre-Funding Account	36
Pre-Funding Period	36
Prepayment Assumption	52
Presumed Single Qualified Floating Rate	54
Presumed Single Variable Rate	55
Primary Assets	9
Principal Component	19
Private Label Custody Receipt Securities	17
Private Label Custody Strips	17
Receivables	6
REFCO	17
REFCO Strip	19
Registration Statement	79
Related Documents	25
Repurchase Amount	34
Reserve Account	41
RTC	5
Rule of 78S Receivables	7
Rules	29
Sale and Servicing Agreement	5
Sallie Mae	12
Schedule of Receivables	34
Securities Act	79
Security Owners	29
Senior Certificates	67
Senior Class Percentage	67
Servicer Default	43
Servicing Fee	40
Servicing Fee Rate	40
Shortfall Amount	68
Short-Term Note	57
Simple Interest Advance	39
Simple Interest Receivables	7
Single Variable Rate Note	55
Stripped Certificates	66
Subordinate Certificates	67
Subordinate Class Percentage	67
System	16
Systemwide Debt Securities	16
TEFRA	18
Transfer and Servicing Agreements	33
Treasury Bonds	10
Treasury Strips	10
Trust	5
Trust Accounts	35

Trust Agreement	5
Trust Stripped Bond	67
Trust Stripped Coupon	67
TVA	13
TVA Act	16
UCC	29
Underlying Issuer	9
Underlying Servicer	9
Underlying Trust Agreement	9
Underlying Trustee	9
Underwriting Agreements	77
United States person	58
Variable Rate Note	54

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered securities (the “Global securities”) will be available only in book-entry form. Unless otherwise specified in the related prospectus supplement, investors in the Global securities may hold Global securities through any of The Depository Trust company (“DTC”), Clearstream, Luxembourg or Euroclear. Unless otherwise specified in the related prospectus supplement, Global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Unless otherwise specified in the related prospectus supplement, Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

Non-U.S. holders of Global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global securities will be held in book-entry form by The Depository Trust Company (“DTC”) in the name of Cede & Co. (“Cede”) as nominee of DTC. Securityholders’ interests in the Global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

Securityholders electing to hold their Global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Securityholders electing to hold their Global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global securities against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global securities. After settlement has been completed, the Global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The Global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global securities were credited to their accounts. However, interest on the Global securities would accrue from the value date. Therefore, in many cases the investment income on the Global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant’s account against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to backup withholding, at a rate of up to 31% unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under the first exemption discussed above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for

U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia, (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries. Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global securities.

$225,000,000 Automobile Receivables Backed Notes

UPFC Auto Receivables Trust 2005-B

$41,000,000 % Class A-1 Notes

$96,000,000 % Class A-2 Notes

$88,000,000 % Class A-3 Notes

ACE Securities Corp.

Seller

UPFC Auto Receivables Corp.

Transferor

United Auto Credit Corporation

Servicer

Prospectus Supplement

November     , 2005

Deutsche Bank Securities

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the attached prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the attached prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the attached prospectus is current only as of its date.

Until                     , 2005, all dealers affecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement. This is in addition to obligations of a dealer to deliver a prospectus supplement and an accompanying prospectus when acting as underwriter and with respect to its unsold allotments or subscriptions.